                                                                     Exhibit 2.1




                            SHARE PURCHASE AGREEMENT

                                  by and among


                            HERCULES COPENHAGEN ApS,


                            HERCULES INVESTMENT ApS,


                             HERCULES INCORPORATED,


                             LEHMAN FG NEWCO, INC.,


                                    WSP, INC.

                                       and

                            HERCULES HOLDING BV/BVBA



                        ---------------------------------



                           Dated as of August 10, 2000

                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE 1 - PURCHASE AND SALE OF CAPITAL STOCK; SUBSCRIPTION ..............................     1
   Section 1.1     Purchase and Sale of Capital Stock; Subscription for Capital Stock .....     1

ARTICLE 2 - SUBSCRIPTION PRICE OF ISSUER STOCK ............................................     2
   Section 2.1     Subscription Price of Issuer Stock .....................................     2

ARTICLE 3 - HERCULES' REPRESENTATIONS AND WARRANTIES ......................................     2
   Section 3.1     Organization and Standing ..............................................     2
   Section 3.2     Due Authorization; Power and Authority .................................     3
   Section 3.3     No Conflicts ...........................................................     3
   Section 3.4     Required Consents, Approvals and Filings ...............................     3
   Section 3.5     Title to Capital Stock and Assets ......................................     4
   Section 3.6     Financial Statements ...................................................     4
   Section 3.7     Events Subsequent ......................................................     5
   Section 3.8     No Violation of Law; Governmental Permits ..............................     6
   Section 3.9     Real Property ..........................................................     7
   Section 3.10    Leases of Real Property ................................................     7
   Section 3.11    Intellectual Property ..................................................     7
   Section 3.12    Assets Required to Operate Food Gums Business ..........................     8
   Section 3.13    Litigation .............................................................     9
   Section 3.14    Employee Benefit Plans .................................................     9
   Section 3.15    Collective Bargaining ..................................................    11
   Section 3.16    Labor Matters ..........................................................    12
   Section 3.17    Contracts ..............................................................    12
   Section 3.18    Environmental Matters ..................................................    12
   Section 3.19    Taxes ..................................................................    13
   Section 3.20    Hercules Newco .........................................................    15
   Section 3.21    Affiliate Transactions .................................................    15
   Section 3.22    Issuer Capital Stock; Subsidiaries .....................................    15
   Section 3.23    Insurance ..............................................................    17
   Section 3.24    No Indebtedness ........................................................    17
   Section 3.25    Disclosure .............................................................    18

ARTICLE 4 - BUYER'S REPRESENTATIONS AND WARRANTIES ........................................    18
   Section 4.1     Organization ...........................................................    18
   Section 4.2     Due Authorization; Power and Authority .................................    18
   Section 4.3     No Conflicts ...........................................................    18
   Section 4.4     Required Consents, Approvals and Filings ...............................    19
   Section 4.5     Investment Intent ......................................................    19

                                       (i)

                                                                                             Page
ARTICLE 5 - COVENANTS OF THE PARTIES ......................................................    19
   Section 5.1     Operations Pending Closing .............................................    19
   Section 5.2     Access .................................................................    21
   Section 5.3     Preparation of Supporting Documents ....................................    21
   Section 5.4     Litigation Support .....................................................    22
   Section 5.5     Approvals of Third Parties; Satisfaction of Conditions to Closing ......    22
   Section 5.6     Antitrust Notification .................................................    22
   Section 5.7     Post-Closing Access ....................................................    22
   Section 5.8     Taxes ..................................................................    23
   Section 5.9     Intercompany Accounts ..................................................    24
   Section 5.10    Transition Services Agreements .........................................    24
   Section 5.11    Certain Indebtedness ...................................................    25
   Section 5.12    Financing Cooperation ..................................................    25
   Section 5.13    Cebu Capital Deficiency ................................................    25
   Section 5.13    Pre-Closing Restructuring ..............................................    25
   Section 5.15    Election ...............................................................    26
   Section 5.16    Actions of Hercules Subsidiaries .......................................    26

ARTICLE 6 - COVENANTS AS TO EMPLOYEES .....................................................    26
   Section 6.1     Employee Benefit Plans .................................................    26
   Section 6.2     Access to Employee Information .........................................    28
   Section 6.3     Workers' Compensation.  Claims .........................................    28
   Section 6.4     General Employee Provisions ............................................    28
   Section 6.5     No Third-Party Rights ..................................................    28
   Section 6.6     Assumption of Labor Agreements .........................................    29

ARTICLE 7 - CONDITIONS TO HERCULES' OBLIGATIONS ...........................................    29
   Section 7.1     Representations and Warranties True at Closing Date ....................    29
   Section 7.2     Litigation .............................................................    29
   Section 7.3     Required Governmental Approvals ........................................    29
   Section 7.4     Buyer Covenants ........................................................    29
   Section 7.5     Monsanto Transaction ...................................................    29
   Section 7.6     Management Arrangements ................................................    30
   Section 7.7     Legal Opinions .........................................................    30
   Section 7.8     Transition Services Agreements .........................................    30

ARTICLE 8 - CONDITIONS TO BUYER'S OBLIGATIONS .............................................    30
   Section 8.1     Representations and Warranties True at Closing Date ....................    30
   Section 8.2     Litigation .............................................................    30
   Section 8.3     Required Governmental Approvals ........................................    30
   Section 8.4     Transition Services Agreements .........................................    31
   Section 8.5     No Material Adverse Effect .............................................    31
   Section 8.6     Seller Covenants .......................................................    31

                                      (ii)

                                                                                             Page
   Section 8.7     Monsanto Transaction ...................................................    31
   Section 8.8     Management Arrangements ................................................    31
   Section 8.9     Pre-Closing Restructuring ..............................................    31
   Section 8.10    Legal Opinions .........................................................    31
   Section 8.11    Election ...............................................................    31

ARTICLE 9 - CLOSING .......................................................................    31
   Section 9.1     Closing ................................................................    31
   Section 9.2     Termination Prior to Closing ...........................................    32
   Section 9.3     Termination of Obligations .............................................    32

ARTICLE 10 - INDEMNIFICATION ..............................................................    32
   Section 10.1    Hercules Indemnification ...............................................    32
   Section 10.2    Buyer Indemnification ..................................................    34
   Section 10.3    Indemnity Claims .......................................................    35
   Section 10.4    Notice of Claim ........................................................    35
   Section 10.5    Losses Net of Insurance ................................................    36
   Section 10.6    Procedures Relating to Indemnification .................................    36
   Section 10.7    Exclusive Remedy; Release ..............................................    37

ARTICLE 11 - MISCELLANEOUS ................................................................    37
   Section 11.1    [Intentionally Omitted] ................................................    37
   Section 11.2    Entire Agreement .......................................................    37
   Section 11.3    Waivers ................................................................    38
   Section 11.4    Parties Bound by Agreement; Successors and Assigns .....................    38
   Section 11.5    Counterparts ...........................................................    38
   Section 11.6    Notices ................................................................    38
   Section 11.7    Brokerage ..............................................................    39
   Section 11.8    Governing Law; Jurisdiction ............................................    40
   Section 11.9    Public Announcements ...................................................    40
   Section 11.10   No Third-Party Beneficiaries ...........................................    41
   Section 11.11   Affiliate ..............................................................    41
   Section 11.12   Knowledge ..............................................................    41
   Section 11.13   Interpretation .........................................................    41
   Section 11.14   Disclosure Schedule ....................................................    41

                                      (iii)

                             INDEX OF DEFINED TERMS

                                                                                             Page
Affiliate .................................................................................    41
Affiliate Transactions ....................................................................    15
Agreement .................................................................................     1
Approvals .................................................................................    29
Audited 1999 Financials ...................................................................    33
Benefit Plan Group ........................................................................    33
Buyer .....................................................................................     1
Buyer Protected Parties ...................................................................    32
CCUK ......................................................................................     1
CCUK Shares ...............................................................................    16
Cebu ......................................................................................     1
Cebu Shares ...............................................................................    16
Closing ...................................................................................    31
Closing Date ..............................................................................    31
Code ......................................................................................    10
Company IP ................................................................................     7
Contracts .................................................................................    12
Decapitalization ..........................................................................    26
Direktversicherung ........................................................................    11
Disclosure Schedule .......................................................................    41
Effective Date ............................................................................     1
Employee ..................................................................................    11
Employee Benefit Plans ....................................................................     9
Environmental Law .........................................................................    13
ERISA .....................................................................................     9
Estimated Property Taxes ..................................................................    24
Financial Statements ......................................................................     4
Five-Year Term ............................................................................    27
Food Gums Locations .......................................................................     8
GM ........................................................................................    16
GM Shares .................................................................................    16
Governmental Permits ......................................................................     6
GP ........................................................................................    16
GP Canada .................................................................................    16
GP Canada Shares ..........................................................................    16
GP Shares .................................................................................    16
HA ........................................................................................    16
HA Shares .................................................................................    16
Hazardous Substances ......................................................................    13
Hercules ..................................................................................     1
Hercules Estimated Pro Rata Share .........................................................    24
Hercules Food Gums Business ...............................................................     9
Hercules Food Gums Entities ...............................................................     2
Hercules Newco ............................................................................     1
Hercules Subsidiary Sellers ...............................................................     1
HGG .......................................................................................    16

                                      (iv)

                                                                                             Page
HGG Plan ..................................................................................    27
HGG Shares ................................................................................    16
HHBV ......................................................................................     1
HSR Act ...................................................................................     3
Indebtedness ..............................................................................    17
Indemnifying Party ........................................................................    35
Intellectual Property .....................................................................     8
IP Licenses ...............................................................................     7
Issuer ....................................................................................     1
Issuer Affiliated Group ...................................................................    15
Issuer Shares .............................................................................    15
Issuer Stock ..............................................................................     1
Issuer Stock Subscription Price ...........................................................     2
Law .......................................................................................     6
Leases ....................................................................................     6
Lien ......................................................................................     4
Limeira ...................................................................................     1
Limeira Shares ............................................................................    16
Loss ......................................................................................    32
Losses ....................................................................................    32
Material Adverse Effect ...................................................................     2
Material Contract .........................................................................    12
Monsanto ..................................................................................    29
Monsanto Asset Purchase Agreement .........................................................    30
Most Recent Balance Sheet Date ............................................................     5
Pension Transfer Amount ...................................................................    27
Pensionskasse .............................................................................    11
Permitted Exceptions ......................................................................     7
Permitted Liens ...........................................................................     4
Pre-Closing Period ........................................................................    19
Pre-Closing Restructuring .................................................................    25
Principal Amount ..........................................................................    27
Proceeding ................................................................................     9
Property Taxes ............................................................................    23
Protected Party ...........................................................................    36
PRP .......................................................................................    13
Real Property .............................................................................     7
Registered Intellectual Property ..........................................................     8
Retired Employees .........................................................................    27
Schedule Update ...........................................................................    42
Seller Protected Parties ..................................................................    34
Sellers ...................................................................................     1
Subscribed Issuer Stock ...................................................................     2
Tax .......................................................................................    13
Tax Return ................................................................................    13
Taxes .....................................................................................    13

                                       (v)

                                                                                             Page
Third Party Claim .........................................................................    36
Transfer Date .............................................................................    27
Transferred Employees .....................................................................    27
Transition Services Agreements ............................................................    24
Trinity ...................................................................................    16
Trinity Shares ............................................................................    16
Unterstutzungskasse........................................................................    11
US GAAP ...................................................................................     4
Wahlrecht .................................................................................    11
WSP .......................................................................................     1
ZS ........................................................................................    16
ZS Shares .................................................................................    16

                                      (vi)

                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of this 10th day of August, 2000 (the "Effective Date"), by and among Hercules Copenhagen ApS, a Danish private limited liability company (the "Issuer"), Hercules Investment ApS, a Danish private limited liability company, ("Hercules Newco"), Lehman FG Newco, Inc., a Delaware corporation ("Buyer"), Hercules Incorporated, a Delaware corporation ("Hercules"), WSP, Inc., a Delaware corporation ("WSP"), Hercules Holding BV/BVBA, a Dutch corporation ("HHBV" and, together with WSP, the "Hercules Subsidiary Sellers" and, together with Hercules, the "Sellers").

                                   WITNESSETH:

         WHEREAS, upon and subject to the terms and conditions of this Agreement, Issuer desires to issue to Buyer, and Buyer desires to subscribe for shares of the capital stock ("Issuer Stock") of the Issuer, all as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          ARTICLE 1 - PURCHASE AND SALE OF CAPITAL STOCK; SUBSCRIPTION

         Section 1.1 Purchase and Sale of Capital Stock; Subscription for Capital Stock.

                           (a) Subject to the terms and conditions of this Agreement, at the Closing immediately prior to the consummation of the subscription for the Issuer Stock pursuant to Section 1.1(b) below, (i) Hercules will sell, transfer, assign and deliver to Buyer, and Buyer will purchase from Hercules, all of the outstanding capital stock (and rights in respect thereof of Citrus Colloids Limited ("CCUK") for one United States Dollar ($1.00), (ii) WSP will (and Hercules will cause WSP to) sell, transfer, assign and deliver to Buyer, and Buyer will purchase from WSP, all of the outstanding capital stock (and rights in respect thereof) of Hercules Limeira S.A. ("Limeira") for twenty-three million eight hundred fifty thousand United States Dollars ($23,850,000) and (iii) HHBV will (and Hercules will cause HHBV to) sell, transfer, assign and deliver to Buyer, and Buyer will purchase from HHBV, all of the outstanding capital stock (and rights in respect thereof) of Hercules Cebu Inc. ("Cebu") for nine million six hundred fifty thousand United States Dollars ($9,650,000), in the case of each of clause (i), (ii) and (iii), free and clear of all Liens and evidenced by the delivery of stock certificates together with duly executed stock powers, (or where appropriate under applicable law by registration of the transfer of shares in the appropriate share register) in exchange for payment to the applicable Seller of the applicable purchase price therefor.

                           (b) Subject to the terms and conditions of this Agreement, at the Closing following the purchases and sales contemplated in Section 1.1(a), Issuer will issue, sell and deliver to Buyer, and Buyer will subscribe for 35,753 nominal value DKK 1,000 shares of Issuer Stock (the "Subscribed Issuer Stock"), such shares to be newly issued, non-assessable shares, free and clear of all Liens and evidenced by the registration thereof in the share register of the Issuer.

                 ARTICLE 2 - SUBSCRIPTION PRICE OF ISSUER STOCK

         Section 2.1 Subscription Price of Issuer Stock. The subscription price for the Subscribed Issuer Stock shall be the Danish Krone equivalent of three hundred million United States Dollars ($300,000,000) (the "Issuer Stock Subscription Price"). The Issuer Stock Subscription Price will be satisfied by the contribution by Buyer to Issuer of all of the capital stock acquired pursuant to Section 1.1(a)(i)-(iii) plus cash equal to the difference between the Issuer Stock Subscription Price and the amounts paid in satisfaction of Buyer's obligations under Section 1.1(a)(i)-(iii). Amounts payable in cash by Buyer at Closing pursuant to this Section 2.1 shall be paid in immediately available funds by wire transfer.

              ARTICLE 3 - HERCULES' REPRESENTATIONS AND WARRANTIES

         Except as set forth in the Disclosure Schedule, Hercules hereby represents and warrants to Buyer the following:

         Section 3.1 Organization and Standing. Each of Hercules, the Issuer, Hercules Newco, the Hercules Subsidiary Sellers, CCUK, Limeira, Trinity, GP, GP Canada and Cebu and the subsidiaries of Issuer, CCUK, Limeira, Trinity, GP, GP Canada and Cebu (the Issuer, CCUK, Limeira, Trinity, GP, GP Canada, Cebu and the subsidiaries of Issuer, CCUK, Limeira, Trinity, GP, GP Canada and Cebu are sometimes referred to herein as the "Hercules Food Gums Entities") is duly organized, registered, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on and conduct its business and affairs as they are now being conducted and own, license or lease its properties and assets, and is duly qualified and in good standing in every jurisdiction in which the conduct of its business and affairs or the ownership of its properties and assets requires it to be so qualified and the absence of such qualifications, individually or in the aggregate, would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the operations, assets, financial condition or prospects of the Hercules Food Gums Entities, taken as a whole, or an adverse effect on the ability of Hercules or any of its subsidiaries to consummate the transactions contemplated by this Agreement. The Disclosure Schedule sets forth the current articles of association of each of the Issuer and Hercules Newco and the current registrations of each of the Issuer and Hercules Newco in the Danish Commerce and Companies Agency in the form of a transcript (sammenskrevet resume) from such agency in respect of each of the Issuer and Hercules Newco. Except in connection with the Decapitalization, no corporate action has been taken by the Issuer or Hercules Newco which requires registrations in such agency and which does not appear from the aforementioned transcript.

         Section 3.2 Due Authorization; Power and Authority. Each of Hercules, the Issuer, Hercules Newco and the Hercules Subsidiary Sellers has the right, power and capacity to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby, together with the Transition Services Agreements to be executed by them and to consummate the transactions contemplated by this Agreement and the Transition Services Agreements. The execution, delivery and performance of this Agreement and the Transition Services Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Hercules and, at or before the Closing, will have been duly and validly authorized by all necessary corporate action on the part of the applicable subsidiaries of Hercules. This Agreement has been, and each of the Transition Services Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by Hercules and its subsidiaries party thereto and will constitute their respective legal, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

         Section 3.3 No Conflicts. Subject to obtaining the consents and approvals and making the filings described in Section 3.4, none of the execution and delivery by Hercules or any of its applicable subsidiaries of this Agreement or of the Transition Services Agreements to which they are to be a party, or the consummation of the transactions contemplated herein or therein by Hercules or any of its applicable subsidiaries will: (i) violate or conflict with any of the provisions of any charter document or bylaw of Hercules or any of such subsidiaries or any of the Hercules Food Gums Entities; (ii) violate, conflict with, result in a breach or default under, cause termination of, create any right of termination under or any adverse change of rights under (including the acceleration of payments under), any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which Hercules or any subsidiary of Hercules is a party, or by which Hercules or any subsidiary of Hercules may be bound, except where such violations, conflicts, breaches, defaults, terminations or changes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) violate any provision of law or any valid and enforceable court order or ruling of any governmental authority to which Hercules or any subsidiary of Hercules may be bound, except where such violations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any asset of the Hercules Food Gums Entities.

         Section 3.4 Required Consents, Approvals and Filings. Except for the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations related thereto (the "HSR Act"), except for such filings and approvals as may be required under similar laws or regulations in any applicable jurisdiction outside the United States, all of which are, to the Knowledge of Hercules, listed in the Disclosure Schedule, no material consent or approval is required by virtue of the execution of this Agreement or any of the Transition Services Agreements by Hercules, Hercules Newco, the Hercules Food Gums Entities or any other subsidiary of Hercules or the consummation of any of the transactions contemplated herein by Hercules, Hercules Newco, the Hercules Food Gums Entities or any other subsidiary of Hercules to avoid the violation or breach of, or the default under, or the creation of a Lien on the assets of any of the Hercules Food Gums Entities pursuant to the terms of any regulation, order, decree or award of any court or national or international governmental agency or any lease, agreement, contract, mortgage, note or license to which Hercules or any subsidiary of Hercules is a party or to which the assets of any of the Hercules Food Gums Entities is or may be subject. Except for filings under the HSR Act and any other similar law or regulation in any applicable jurisdiction outside the United States, all of which are to the Knowledge of Hercules listed in the Disclosure Schedule, there are no material filings or similar procedures required of Hercules or any subsidiary of Hercules with respect to any national or international governmental body in connection with the consummation of the transactions contemplated hereby.

         SECTION 3.5 TITLE TO CAPITAL STOCK AND ASSETS. Each Seller has good and valid title to the capital stock to be sold by such Seller pursuant to Section 1.1(a) and each Hercules Food Gums Entity has good and valid title to its assets (other than licensed assets, as to which each Hercules Food Gums Entity has a valid license and leases of personal property, as to which each Hercules Food Gums Entity has a valid lease, in each case free and clear of Liens, except for Permitted Liens and other than Real Estate) and properties, in each of the foregoing cases free and clear of all Liens, except for Permitted Liens on the assets (other than capital stock of subsidiaries) of the Hercules Food Gums Entities. "Permitted Liens" means (i) such liens, encumbrances, mortgages, claims, security interests, options, charges, pledges, title defects or objections, easements, encroachments or restrictions of any kind (each a "Lien") as are disclosed on the Disclosure Schedule and (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens for taxes, and other governmental charges which are not due and payable or which may thereafter be paid without penalty. All of the Liens described in clauses (i) or (ii) which are material are described in the Disclosure Schedule. This Section 3.5 does not relate to real property, intellectual property or interests in real property or intellectual property, it being the intent of the parties that such items are the subject of Sections 3.9,
3.10 and 3.11.

         SECTION 3.6 FINANCIAL STATEMENTS. (a) The Disclosure Schedule sets forth the audited consolidated balance sheet of the Hercules Food Gums Entities as of December 31, 1999 and December 31, 1998 and the audited consolidated statements of income and cash flows for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997 (collectively, including the notes thereto, the "Financial Statements"). The Financial Statements have been prepared from the accounting books and records of the Hercules Food Gums Entities in conformity with the accounting principles disclosed in the notes thereto and fairly present, in all material respects, the financial position as of the dates thereof and the results of the operations of the Hercules Food Gums Entities for the periods therein described, in each case in accordance with United States Generally Accepted Accounting Principles ("US GAAP") consistently applied (except as otherwise provided in the Financial Statements and the notes thereto) and in accordance with Regulation S-X for SEC reporting purposes. Except as and to the extent (i) reflected or reserved against in the Financial Statements, (ii) described in the Disclosure Schedule, or (iii) incurred in the ordinary course of business either
(A) after the Most Recent Balance Sheet Date or (B) with respect to immaterial obligations, prior to the Most Recent Balance Sheet Date, the Hercules Food Gums Entities do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise), whether due or to become due.

                  (b) The statutory balance sheets of each of the Hercules Food Gums Entities as of December 31, 1999, December 31, 1998 and December 31, 1997 and the related statutory statements of income and cash flows for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997 have been prepared from the accounting books and records of the Hercules Food Gums Entities in conformity with the accounting principles disclosed in the notes thereto and fairly present, in all material respects, the financial position as of the dates thereof and the results of the operations of the Hercules Food Gums Entities for the periods therein described, in each case in accordance with generally accepted accounting principles in the local jurisdiction of each such entity.

         SECTION 3.7 EVENTS SUBSEQUENT. Except as set forth in the Disclosure Schedule, since December 31, 1999 (the "Most Recent Balance Sheet Date"), there have been no events, changes, effects or developments which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Disclosure Schedule, since the Most Recent Balance Sheet Date none of the Hercules Food Gums Entities has (and neither Hercules nor any of its subsidiaries, with respect to the Hercules Food Gums Entities (or the business, assets or operations of any thereof) has:

                                    (i) suffered any material damage or
                  destruction to any material amount of assets;

                                    (ii) (A) discharged any obligation or
                  liability in excess of $250,000 or (B) incurred any material obligation or liability, except in each case in the ordinary course;

                                    (iii) increased the rate or terms of the
                  compensation payable to the Employees, or increased the benefits provided under, or otherwise amended, any Employee Benefit Plan, except increases or amendments occurring in the ordinary course of normal periodic performance reviews and related compensation and benefit increases, or as required by any Contract in effect as of the date of this Agreement;

                                    (iv) created or assumed any material Lien on
                  assets of the Hercules Food Gums Business (except for Permitted Liens);

                                    (v) sold, transferred or otherwise disposed
                  of assets for consideration in excess of $250,000, except inventory sales in the ordinary course;

                                    (vi) waived any material claims or rights;

                                    (vii) entered into, amended or terminated
                  any (x) Contract or leases and sub-leases of real property ("Leases") that require payments in excess of $250,000 or (y) material Permit, in each case except in the ordinary course of business;

                                    (viii) acquired any assets which are
                  material, individually or in the aggregate, to the Hercules Food Gums Entities, taken as a whole, except in the ordinary course of business;

                                    (ix) except as required by US GAAP, reversed
                  any accruals or reserves;

                                    (x) with respect to any Hercules Food Gums
                  Entity, changed any Tax election, changed any annual Tax accounting period, changed any method of Tax accounting, filed any amended Tax return, entered into any closing agreement relating to any Tax, settled any material Tax claim or assessment, surrendered any right to claim a Tax refund, or consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case unless required by law;

                                    (xi) made any distribution to shareholders
                  other than distributions in respect of capital stock to the Issuer by subsidiaries of the Issuer; or

                                    (xii) agreed in writing to take any action
                  described in this Section 3.7.

         SECTION 3.8 NO VIOLATION OF LAW; GOVERNMENTAL PERMITS. None of the Hercules Food Gums Entities is in violation of any foreign, local, state or federal law, ordinance, regulation, order, injunction or decree, or common law, or any other requirement of any governmental body, agency or authority or court binding on it (collectively, "Law"), except where such violations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Disclosure Schedule, neither Hercules nor any of its subsidiaries has received written notice of (or otherwise has Knowledge of) any action relating to any of the Hercules Food Gums Entities in connection with any material violation or alleged material violation of applicable law. To Hercules' Knowledge, the Hercules Food Gums Entities possess all material franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights required by local, state, federal or foreign governments or agencies, commissions or departments thereof ("Governmental Permits") for the operation of the business of the Hercules Food Gum Entities as currently conducted and as it has been conducted during the past year, except where any failures to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Buyer acknowledges that this Section 3.8 shall not relate to intellectual property, environmental or tax matters, it being the intent of the parties that such matters shall be governed solely by Sections 3.11, 3.18 and 3.19 below, respectively.

         SECTION 3.9 REAL PROPERTY. The Disclosure Schedule sets forth a list of all owned real property and a general description of all improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenants thereto ("Real Property") that each of the Hercules Food Gums Entities owns, has agreed (or has an option) to purchase or sell, or may be obligated to purchase or sell. Except for the Liens set forth on the Disclosure Schedule and except for Permitted Exceptions, the applicable Hercules Food Gum Entity owns such Real Property in fee simple, free and clear of all Liens. For purposes hereof, the term "Permitted Exceptions" shall mean (a) statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (b) landlord's liens, or mechanics', carriers', workers', repairers' and similar liens arising or incurred in the ordinary course of business for amounts which are not delinquent; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property; (d) minor title defects, covenants, conditions, restrictions, easements and other similar matters affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used; and (e) matters that would be disclosed by a survey which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the operation of the assets of the Hercules Food Gums Entities. With respect to Real Property located in Denmark, Permitted Liens shall not include any Liens which have not been registered in the Land Register for each specific Real Property.

         SECTION 3.10 LEASES OF REAL PROPERTY. The Disclosure Schedule contains a complete list of Leases to which each of the Hercules Food Gums Entities is a party. All of the Leases are in full force and effect and have not been modified or amended in any material respect. Neither Hercules nor its Affiliates has received written notice of any material default under any Lease by Hercules or any of its Affiliates party thereto and, to Hercules' Knowledge, there has not occurred any material default thereunder by any other party thereto.

         SECTION 3.11 INTELLECTUAL PROPERTY. (a) The Disclosure Schedule sets forth, with respect to the Intellectual Property owned, held or used by the Hercules Food Gums Entities ("Company IP"), all patents, registrations and applications relating thereto, and each and every license, sublicense, consent-to-use agreement and other agreement concerning Company IP to which the Issuer or any of the Hercules Food Gums Entities is a party ("IP Licenses").

                  (b) Except as disclosed on the Disclosure Schedule, (i) the Hercules Food Gums Entities own or have the right to use all the Intellectual Property necessary to conduct their business as is currently conducted and consistent with past practice; (ii) to Hercules' Knowledge all of the Company IP is valid, enforceable and unexpired, is free of Liens, and has not been abandoned; (iii) to the Knowledge of Hercules, Issuer and the Hercules Food Gums Entities, the Company IP does not infringe or otherwise impair the Intellectual Property of any third party, is not being infringed or impaired by any third party and, within the past twenty-four (24) months, no written claims of infringement or misappropriation of Intellectual Property rights have been received from third parties; (iv) no action, suit, proceeding, arbitration, judgment, decree, settlement, injunction, rule or order is pending or has been rendered, or to the knowledge of Hercules, is threatened which would limit or question the validity, enforceability, ownership or use of any Company IP; (v) the Hercules Food Gums Entities take all reasonable steps to protect, maintain and safeguard the Company IP, including executing all appropriate employee and consultant confidentiality agreements, and have made all filings and executed all agreements necessary in connection therewith; (vi) no party to an IP License is, or is alleged to be, in breach or default thereunder; and
(vii) the transactions contemplated by this Agreement shall in no way materially impair or limit the rights of the Hercules Food Gums Entities under any IP License, or cause any payments to be due thereunder.

                  (c) Hercules shall, prior to Closing, either transfer or license, or cause to be transferred or licensed, to the Issuer (in each case together with any related rights to sublicense that Hercules is permitted to transfer in accordance with applicable licensing agreements) all Intellectual Property necessary to conduct the business of the Hercules Food Gums Entities as is currently conducted and consistent with past practice during the two years prior to the Effective Date. Any license granted, pursuant to this subsection 3.11(c), for patents, registrations and applications relating to the Company IP (collectively the "Registered Intellectual Property") used solely in the business of the Hercules Food Gums Entities, shall be an irrevocable, exclusive, paid-up, royalty free license. Any other such license granted pursuant to this subsection shall be an irrevocable non-exclusive, paid-up, royalty free license. All licenses involving third parties shall be subject to the terms thereof.

                  (d) For the purposes of this Section 3.11, "Intellectual Property" shall mean all U.S., state and foreign intellectual property, including without limitation all (i) (a) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements and know-how, whether or not patented or patentable; (b) copyrights and works of authorship in any media, including computer programs, software, databases and related items, graphics, artwork, photography, advertising and promotional materials (including graphics and text), designs, Internet site content, and all other authors' rights, including "moral rights"; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress and all elements thereof, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (d) trade secrets and other confidential information; (ii) all registrations, applications, recordings, and licenses or other agreements related thereto; (iii) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and rights to bring an action at law or in equity for the infringement or other impairment of the foregoing before the Closing Date, including the right to receive all proceeds and damages therefrom.

         SECTION 3.12 ASSETS REQUIRED TO OPERATE FOOD GUMS BUSINESS. The Disclosure Schedule (i) lists all locations, whether owned or leased, at or from which any Hercules Food Gums Entity operates (the "Food Gums Locations") and identifies, with respect to each such location, whether the improvements, fixtures and personal property thereat are assets of the Hercules Food Gums Entities and, if not, identifies those assets at such location which are not assets of the Hercules Food Gums Entities and (ii) describes in reasonable detail the assets of the Hercules Food Gums Entities which are not located at a Food Gums Location. Except as set forth on the Disclosure Schedule, the assets of the Hercules Food Gums Entities consist of all of the assets used predominantly by Hercules and its subsidiaries in the conduct of the Hercules Food Gums Business. "Hercules Food Gums Business" means the development, manufacture, marketing, sale and distribution of pectin and carrageenan and related products. Except as disclosed in the Disclosure Schedule, there are no assets or liabilities of any of the Hercules Food Gums Entities other than assets and liabilities relating to the Hercules Food Gums Business.

         SECTION 3.13 LITIGATION. The Disclosure Schedule sets forth all litigation, suits, actions, investigations, indictments or informations, proceedings or arbitrations pending, or to Hercules' Knowledge, threatened, before any court, arbitration tribunal, or judicial, governmental or administrative agency, against Hercules or any of its Affiliates relating to any of the Hercules Food Gums Entities or their assets or operations (a "Proceeding") and which (A) involve a claim against Hercules or any of its subsidiaries of, or which involve an unspecified amount which could reasonably be expected to result in liability of, more than $50,000 or (B) seek any injunctive relief which would adversely affect Buyer's acquisition, ownership or operation of any of the Hercules Food Gum Entities or their assets or operations or (C) seek to prevent or delay consummation of the transactions contemplated by this Agreement. There are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands or awards against either Hercules or any of its Affiliates relating to any of the Hercules Food Gums Entities or their assets or operations that is unsatisfied or that requires continuing compliance therewith and that involves an amount in excess of $50,000 or provides injunctive relief.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS. (a) Except with respect to the summary plan descriptions and the Employee Benefit Plans which are currently in draft form pending certain scheduled revisions listed in Section 3.14(a) of the Disclosure Schedule, Hercules has furnished or made available to Buyer complete and correct copies of (i) all employee benefit plans, (including, without limitation, such plans as defined) in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other retirement, pension, deferred compensation, incentive compensation, insurance, bonus, medical, stock option, severance, retention, vision, dental, vacation policy and other material employee benefit plans in which any present or former directors or employees of the Issuer or any other Hercules Food Gums Entity participate or has any present or future right to benefits, or under which the Issuer or any other Hercules Food Gums Entity has any present or future liability ("Employee Benefit Plans");
(ii) the current summary plan description for each Employee Benefit Plan subject to ERISA, (iii) any similar description of any other Employee Benefit Plan as may be required by applicable law or otherwise in existence, (iv) any related trust agreement, annuity contract or other funding instrument; (v) the most recent determination letter from the Internal Revenue Service (or such other tax qualification letters or opinions granted by applicable governmental entities) with respect to all applicable Employee Benefit Plan; (vi) for the most recent year (a) the Form 5500 and attached schedules; (b) audited financial statements; and (c) actuarial valuation reports.

                  (b) (i) Each Employee Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction), in each case in all material respects; (ii) each Employee Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (iii) with respect to any Employee Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Hercules, threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and Hercules will promptly notify Buyer in writing of any pending claims or, to the Knowledge of Hercules, any threatened claims arising between the date hereof and the Closing Date; (iv) neither Hercules nor any of its subsidiaries or any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA Section 406, which would subject any Hercules Food Gums Entity or the Buyer (or any of its Affiliates to any material Taxes, penalties or other liabilities under the Code or ERISA; (v) no event has occurred and no condition exists that would subject the Issuer or Hercules, either directly or by reason of their affiliation with any member of their Controlled Groups (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or
(o)), to any material Tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (vi) all insurance and other premiums required to be paid and all contributions required to be made under the terms of any Employee Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction) as of the Closing Date have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Issuer's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Closing Date; (vii) for each Employee Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, and (viii) no Employee Benefit Plan provides for any material increase in benefits on or after the Closing Date.

                  (c) Except to the extent that each of the following, individually or in the aggregate, would not result in a Material Adverse Effect,
(i) no event or condition exists which could be deemed a "reportable event" within the meaning of ERISA Section 4043, which could result in a liability to the Issuer, Hercules or any member of their Controlled Groups and no condition exists which could subject the Issuer or any member of its Controlled Groups to a fine under ERISA Section 4071; (ii) neither the Issuer nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Closing Date; and (iii) neither the Issuer nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA Section 4069.

                  (d) With respect to each of the Employee Benefit Plans where the applicable laws, rules and regulations of any foreign jurisdiction impose funding obligations on sponsors of and/or contributors to any Employee Benefit Plan that is a pension plan, as of the Closing Date, except as disclosed in Section 3.14(d) of the Disclosure Schedule, the assets of each such Employee Benefit Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Employee Benefit Plan on a projected benefit obligation basis, determined based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports and in accordance with US GAAP.

                  (e) With respect to any multiemployer plan (within the meaning of ERISA Section 4001(a)(3)) to which the Sellers, Hercules, the Issuer or any member of their Controlled Groups has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Sellers, Hercules or the Issuer nor any member of their Controlled Groups has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, Sellers, Hercules, the Issuer or any member of their Controlled Groups were to engage in a complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA
Section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                  (f) Except as set forth in Section 3.14(f) of the Disclosure Schedule, no Employee Benefit Plan exists which could result in (i) the payment to any current or former officer, employee or director of Hercules or any of the Hercules Food Gums Entities ("Employee") of any money or other property or rights or (ii) accelerate or provide any other rights or benefits to any Employee, in either case as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

                  (g) Accruals for pensions have been made in the financial statements of HGG as of December 31, 1999 to the maximum extent permitted under German tax law (Sec. 6a Income Tax Act) and in case of an election right ("Wahlrecht") to debit, in full or in part, additional accruals for pensions have been debited in the financial statements of HGG as of December 31, 1999 in full and have been and are otherwise maintained and shall continue to be maintained through Closing in compliance with all applicable laws and regulations. Furthermore, there are no current or future liabilities resulting from direct insurances ("Direktversicherung") or with respect to pension funds in the legal form of a mutual insurance company ("Pensionskasse") or a support fund ("Unterstutzungskasse"). Except as otherwise provided in Section
6.1(c), HGG has not, nor shall it have prior to Closing, any outstanding liability (including without limitation, liability for unpaid benefits, contributions or insurance premiums) with respect to any pension.

         SECTION 3.15 COLLECTIVE BARGAINING. The Disclosure Schedule sets forth all labor contracts, shop agreements and other or collective bargaining agreements as well as obligations resulting from standard practice for any of the Employees (other than statutory labor contracts of countries other than the United States) and no other collective bargaining agreement, shop agreement or union contract is currently being negotiated by or with respect to the Hercules Food Gums Entities.

         SECTION 3.16 LABOR MATTERS. Except as set forth on the Disclosure Schedule, with respect to the Employees, neither Hercules nor any of its Affiliates is in violation of any applicable foreign, local, state or federal law, ordinance, regulation, order, injunction, or decree, or any other requirement of any governmental body, agency or authority or court binding on it, respecting employment and employment practices, except any violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.17 CONTRACTS. The Disclosure Schedule sets forth a list of the Material Contracts to or by which any of the Hercules Food Gums Entities is a party or is bound or which otherwise relates to the assets or operation of any of the Hercules Food Gums Entities. For purposes hereof, "Material Contract" shall mean any (i) contract, agreement, lease of personal property, indenture, mortgage, instrument, security interest, guaranty, and other similar arrangement, undertaking, commitment or understanding, including any renewal or amendment thereto, including those listed as such on the Disclosure Schedule but excluding those that expire or are terminated in the ordinary course of business prior to Closing ("Contracts") which require payment by or to any of Hercules or any of its applicable subsidiaries of $250,000 or more in the aggregate from and after the Closing; (ii) Contract for employment or severance of any Employee involving a payment of more than $100,000 per year and any collective bargaining agreement; (iii) Contract for the sale (otherwise than in the ordinary course of business) of any asset having a book value or fair market value of $250,000 or more or which is material to the Hercules Food Gums Business; (iv) Contract relating to the borrowing of money; (v) Contract for the licensing by or to any of the Hercules Food Gums Entities of any Intellectual Property having a book value or fair market value of $250,000 or more or which is material to the Hercules Food Gums Entities, taken as a whole (other than pursuant to any distribution arrangement in the ordinary course of business); and (vi) Contract (other than distribution agreements) by its terms expressly restricting any of the Hercules Food Gums Entities from competing with any person or in any geographic area. To Hercules' Knowledge, all Material Contracts are valid, in full force and effect and have not been modified or amended. To Hercules' Knowledge, there are no material disputes, oral agreements or forbearance programs in effect as to any of the Material Contracts. Neither Hercules nor any of its Affiliates has received written notice of any material default by any of Hercules or any of its subsidiaries of any of the Material Contracts and, to Hercules' Knowledge, there has not occurred any material default thereunder by any other party thereto.

         SECTION 3.18 ENVIRONMENTAL MATTERS.

                           (a) Each of the Hercules Food Gums Entities possesses all material Governmental Permits required under the Environmental Laws for the operation of its business as currently conducted and as conducted in the past year and for the current occupancy and use of the Real Property. Each such Governmental Permit is in full force and effect and, to Hercules' Knowledge, no violation, suspension or cancellation of any such Governmental Permit is threatened.

                           (b) Each of the Hercules Food Gums Entities is in compliance with all applicable material Environmental Laws and all material Governmental Permits required under Environmental Laws. There is no pending or, to Hercules' Knowledge, threatened civil or criminal litigation, potentially responsible party ("PRP") notice letter, formal administrative proceeding, or investigation, inquiry or information request by any governmental authority, relating to any Environmental Law involving any of the Hercules Food Gums Entities or the assets or operations of the Hercules Food Gums Business. For purposes of this Agreement, "Environmental Law" means any Law relating to the protection of the environment. No Danish Real Property of the Hercules Food Gums Entities has been registered as a waste depot, and to Hercules' Knowledge no Danish Real Property is polluted.

                           (c) Hazardous Substances are not present at the Real Property or, to the Knowledge of Hercules, elsewhere under circumstances that would reasonably be expected to cause any of the Hercules Food Gums Entities to incur material costs pursuant to Environmental Laws. For purposes of this Agreement, "Hazardous Substances" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, any other substance of any kind that is regulated pursuant to or could give rise to liability under any Environmental Law.

                           (d) Hercules has provided Buyer access to complete and accurate copies of all written environmental reports, governmental investigations and corporate audits relating to the Real Property or the assets and operations of the Hercules Food Gums Entities that were issued or conducted during the five years prior to the Closing Date and are in the possession, custody or control of Hercules or any of its subsidiaries.

                           (e) To Hercules' Knowledge, each of the foregoing representations and warranties also applies to any entity for which any Hercules Food Gums Entity has assumed or retained responsibility, directly or indirectly, by contract, operation of law, or otherwise.

         SECTION 3.19 TAXES.

                           (a) For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation any federal, state, local or foreign income, withholding, gross receipts, license, payroll, employment, excise, severance, stamp, environmental (pursuant to Section 59A of the Code or otherwise), franchise, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum tax, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of the foregoing. As used herein, "Tax Return" shall mean any return, declaration, report or similar statement required to be filed with any governmental authority with respect to Tax (including any attached schedules) including without limitation, any information return, notice, form, claim for refund, amended return and declaration of estimated Tax.

                           (b) Except as set forth on the Disclosure Schedule:

                           (i) each Hercules Food Gums Entity, and any Issuer
                  Affiliated Group (as defined below) have timely filed all material Tax Returns required to be filed by them on or prior to Closing and all such Tax Returns are true, complete and correct in all material respects, or, requests for extensions to file such Tax Returns have been timely filed, granted and have not expired;

                           (ii) each Hercules Food Gums Entity, and any Issuer
                  Affiliated Group have timely paid all material Taxes due on or prior to Closing whether or not shown on such Tax Returns, and have provided adequate reserves in their financial statements (to the extent required by, and in accordance with, generally accepted accounting principles) for any Taxes that have not been paid, whether or not shown on such Tax Returns;

                           (iii) no claim for unpaid Taxes which could lead to
                  the imposition of a material Tax lien against any Hercules Food Gums Entity or the property or assets of any Hercules Food Gums Entity has been asserted by a tax authority or has become a lien against any Hercules Food Gums Entity or the property or assets of any Hercules Food Gums Entity, other than for Taxes not yet due and payable;

                           (iv) there are no outstanding agreements, waivers or
                  arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, material Taxes due from or with respect to any Hercules Food Gums Entity or the property or assets of any Hercules Food Gums Entity for any taxable period, and no power of attorney granted relating to Taxes by or with respect to any Hercules Food Gums Entity, or the property or assets of any Hercules Food Gums Entity is currently in force;

                           (v) no audit or other proceeding by any governmental
                  entity or authority has commenced other than federal income tax audits being conducted by the IRS and no notification has been given to any Hercules Food Gums Entity or any Issuer Affiliated Group that such an audit or other proceeding is pending or threatened with respect to any material Taxes due from or with respect to any Hercules Food Gums Entity or the property or assets of any Hercules Food Gums Entity; no assessment of Tax has been proposed in writing to with respect to any Hercules Food Gums Entity or the property or assets of any Hercules Food Gums Entity;

                           (vi) the Hercules Food Gums Entities are not parties
                  to, are not bound by and have no obligation under, any Tax sharing agreement or similar contract or arrangement;

                           (vii) none of the Hercules Food Gums Entities is
                  conducting a United States trade or business;

                           (viii) each Hercules Food Gums Entity (A) is not
                  currently nor has ever been a member of an affiliated group filing a consolidated federal income tax return or similar combined or consolidated state, local or foreign return (other than a group the common parent of which is or was Issuer or Hercules Copenhagen A.S., herein an "Issuer Affiliated Group"), and (B) has no liability for the Taxes of any person (other than a Hercules Food Gums Entity) under Treasury Regulations Section 1.1502-6 or as a result of any joint taxation of the Issuer Affiliated Group under Danish tax laws (or any similar provision of state, local or other foreign law), or as a transferee or successor, by contract or otherwise;

                           (ix) all material Taxes required to be withheld,
                  collected or deposited by or with respect to any Hercules Food Gums Entity have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority;

                           (x) the Issuer has elected to be classified as a
                  partnership or disregarded entity for United States federal income tax purposes effective prior to Closing; and

                           (xi) the Hercules Food Gums Entities (A) have never
                  owned and do not currently own any United States real property interests, as defined in Section 897(c) of the Code and (B) have never and do not now constitute United States real property holding corporations, as defined in Section 897(c) of the Code.

         Section 3.20 Hercules Newco. Except as set forth on the Disclosure Schedule, Hercules Newco is a newly formed entity which has transacted no business other than in connection with the transactions contemplated by this Agreement, and it currently has no creditors other than the Issuer.

         Section 3.21 Affiliate Transactions. Other than as set forth on the Disclosure Schedule or as provided for herein, there are no contracts, commitments, agreements, borrowings, arrangements or other transactions between any of the Hercules Food Gums Entities, on the one hand, and (i) Hercules or any of its Affiliates, (ii) any officer or director of Hercules or any of its Affiliates, or (iii) any other Affiliate of any such officer or director, on the other hand, other than transactions the only parties to which are Hercules Food Gums Entities (collectively "Affiliate Transactions").

         Section 3.22 Issuer Capital Stock; Subsidiaries. (a) The entire authorized capital stock of Issuer consists of 60,000 nominal value DKK 1,000 shares ("Issuer Shares"), all of which are issued and outstanding. The entire authorized capital stock of CCUK consists of 100 ordinary and 3,265,333 preference shares ("CCUK Shares"), and 3,265,433 CCUK Shares are issued and outstanding. The entire authorized capital stock of Limeira consists of 4,670 common and 9,340 preferred shares ("Limeira Shares"), of which 14,010 Limeira Shares are issued and outstanding. The entire authorized capital stock of Cebu consists of 1,076,725 shares ("Cebu Shares"), of which 1,076,725 Cebu Shares are issued and outstanding. The entire authorized capital stock of Hercules Grossenbrode GmbH ("HGG") consists of DEM 3,000,000 shares ("HGG Shares"), of which DEM 3,000,000 HGG Shares are issued and outstanding. The entire authorized capital of Trinity Management Ventures, Inc. ("Trinity") consists of 30,000 shares ("Trinity Shares"), of which 25,000 Trinity Shares are issued and outstanding. The entire authorized capital of Hercules Argentina ("HA"), consists of 3,000 shares ("HA Shares"), of which 3,000 HA Shares are issued and outstanding. The entire authorized capital stock of Genu Mozambique ("GM") consists of MT 307,500,000.00 shares ("GM Shares"), of which MT 307,500,000.00 GM Shares are issued and outstanding. The entire authorized capital stock of Zanea Seaweed ("ZS") consists of 100 shares ("ZS Shares"), of which 100 ZS Shares are issued and outstanding. The entire authorized capital stock of Genu Philippines Inc. ("GP") consists of 400,000 shares ("GP Shares"), of which 140,000 GP shares are issued and outstanding. The entire authorized capital stock of Genu Products Canada Limited ("GP Canada") consists of 50 shares ("GP Canada Shares"), of which 25 GP Canada Shares are issued and outstanding.

                  (b) All of the issued and outstanding Issuer Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and are held of record and beneficially by Hercules Newco, free and clear of Liens. All of the issued and outstanding CCUK Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and are held of record and beneficially by Hercules, free and clear of Liens. All of the issued and outstanding Limeira Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 14,009 Limeira Shares are held of record and beneficially by WSP, free and clear of Liens, and 1 Limeira Share is held of record and beneficially by Edith L.M. Vogel. All of the issued and outstanding Cebu Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and are held of record and beneficially by HHBV, free and clear of Liens. All of the issued and outstanding HGG Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and DEM 2,999,500 HGG Shares are held of record and beneficially by Issuer, free and clear of Liens, and DEM 500 HGG Shares are held of record and beneficially by CP Kelco Services ApS, a wholly-owned subsidiary of Issuer. All of the issued and outstanding HA Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 2,970 HA Shares are held of record and beneficially by Issuer, free and clear of Liens, and 30 HA Shares are held of record and beneficially by Dr. Hector Mairal. All of the issued and outstanding GM Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and MT 276,750,000 GM Shares are held of record and beneficially by Issuer, free and clear of Liens, and MT 30,750,000 GM Shares are held of record and beneficially by Hans Porse. All of the issued and outstanding GP Canada Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 22 GP Canada Shares are held of record and beneficially by Hercules, free and clear of all Liens, and 3 GP Canada Shares are held of record by Hans Porse in trust for Hercules. Hercules will transfer all of the GP Canada Shares owned by it to the Issuer at or prior to Closing. All of the issued and outstanding Trinity Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 9,998 Trinity Shares are held of record and beneficially by East Bay Realty Services, Inc., free and clear of Liens (and shall be transferred to Issuer at or prior to Closing), 6,124 Trinity Shares are held of record and beneficially by Luis S. Reyes, Jr. in-trust-for Hercules Cebu, Inc. Retirement Fund, 6,124 Trinity Shares are held of record and beneficially by Clarissa G. Ocampo in-trust-for Genu Philippines, Inc. Retirement Fund, 2750 Trinity Shares are held of record and beneficially by Sabino R. Dapat, and 1 Trinity Share is held of record and beneficially by each of Luis S. Reyes, Jr. Clarissa G. Ocampo, Kenneth R. Dunnill and Per Birk-Soerensen. All of the issued and outstanding ZS Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 49 ZS Shares are held of record and beneficially by Issuer, free and clear of Liens, 34 ZS Shares are held of record and beneficially by Vuai M. Ame, and 17 ZS Shares are held of record and beneficially by Ali Aboud Yussuf. All of the issued and outstanding GP Shares have been duly authorized, are validly issued, fully paid, and nonassessable, were issued free of pre-emptive or similar rights and 55,998 GP Shares are held of record and beneficially by WSP, free and clear of Liens (and shall be transferred to Issuer at or prior to Closing), 42,000 GP Shares are held of record and beneficially by Tirso Lirasen, 41,999 GP Shares are held of record and beneficially by Anastacio Cambonga, and 1 GP Share is held of record and beneficially by each of Torben Henriksen, Povl Twide and Nestor Nuez. Other than as provided for by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Issuer, or any other Hercules Food Gums Entity, to issue, sell or otherwise cause to become outstanding any of its capital stock or rights in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Issuer, or any other Hercules Food Gums Entity. Prior to giving effect to the transactions pursuant to Sections 1.1 and 2.1 of this Agreement, Issuer's only subsidiaries as of the Closing Date, other than the subsidiaries formed for the purpose of affecting the acquisition of the Kelco business or the transactions contemplated by this Agreement (each of which has no operations and has not done any business other than in connection with such transactions), will be Trinity, HA, GM, ZS, GP, GP Canada and HGG. Other than such subsidiaries, Issuer has no equity interests in any other entity. None of CCUK, Limeira, Cebu, Trinity, HA, GM, ZS, GP, GP Canada or HGG has any subsidiaries or other equity interests in any other entity.

         Section 3.23 Insurance. The summary of the insurance program of the Issuer included in the Disclosure Schedule is accurate in all material respects.

         Section 3.24 No Indebtedness. Except as set forth in the Disclosure Schedule, at the Closing, the Hercules Food Gums Entities will not have any Indebtedness (it being understood that obligations pursuant to purchase agreements, distribution agreements or purchase orders for products or services or pursuant to operating leases incurred in the ordinary course of business shall not constitute Indebtedness for the purpose of this Section 3.24). "Indebtedness" means (i) indebtedness for borrowed money or similar obligations (including guarantees) (excluding indebtedness owed by one Hercules Food Gums Entity to another Hercules Food Gums Entity) and (ii) funding liabilities with respect to any Employee Benefit Plans that are employee pension plans (within the meaning of Section 3(2) of ERISA) or which would be deemed to be employee pension plans subject to Title IV of ERISA, if such Plans were maintained in the United States, and that are maintained for the benefit of any former or current employees of any of the Hercules Food Gums Entities.

         Section 3.25 Disclosure. Neither this Agreement nor any other agreements or documents or instruments in connection herewith executed or delivered by or on behalf of Hercules or any subsidiary of Hercules contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

               ARTICLE 4 - BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer hereby represents and warrants to Hercules the following:

         Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted, to own or lease its assets and properties and is duly qualified and in good standing in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified.

         Section 4.2 Due Authorization; Power and Authority. Buyer has the right, power and capacity to execute, deliver and perform this Agreement and the Transition Services Agreements and to consummate the transactions contemplated by this Agreement and the Transition Services Agreements. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and the Transition Services Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by Buyer and constitute Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

         Section 4.3 No Conflicts. Subject to termination or early expiration of the waiting period under the HSR Act and except for such matters as would not prevent the consummation of the transactions contemplated herein, the execution and delivery of this Agreement and the Transition Services Agreements by Buyer, and the consummation of the transactions contemplated herein or therein by Buyer will not: (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer, (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, or other material agreement, document or instrument to which Buyer is a party or by which Buyer or any of its properties may be bound, or (iii) violate any provision of law or any valid and enforceable court order, judgment or decree, or ruling of any governmental authority, to which Buyer is a party or by which Buyer or its properties may be bound, which in the case of clause (ii) or (iii) above would have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

         Section 4.4 Required Consents, Approvals and Filings. Except for the expiration or earlier termination of the waiting period under the HSR Act, except for such filings and approvals as may be required under similar laws or regulations in any applicable jurisdiction outside the United States, and except for such matters as would not prevent the consummation of the transactions contemplated herein, no material consent or approval is required by virtue of the execution hereof by Buyer or the consummation of any of the transactions contemplated herein by Buyer to avoid the violation or breach of, or the default under, or the creation of a Lien on assets of Buyer pursuant to the terms of any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which Buyer is a party or to which it or any of its property is subject. Except for filings under the HSR Act and any other similar law or regulation in any applicable jurisdiction outside the United States, there are no filings or similar procedures required of Buyer with respect to any governmental body in connection with the consummation of the transactions contemplated hereby.

         Section 4.5 Investment Intent. The Issuer Stock subscribed for by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer will not offer to sell or otherwise dispose of such shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended, the Danish Act on Trading in Securities, as amended, or any other applicable state or foreign statute or regulation.

                      ARTICLE 5 - COVENANTS OF THE PARTIES

         Section 5.1 Operations Pending Closing.

                           (a) During the period between the date hereof and the Closing (the "Pre-Closing Period"), and except as set forth in this Agreement, on the Disclosure Schedule or as consented to in writing by Buyer, Hercules will cause (and will cause its subsidiaries to cause)
         (i) the business of the Hercules Food Gums Entities to be operated and conducted in the ordinary course consistent with past practice, (ii) the assets of such business to be maintained, in all material respects, in its present state of repair (ordinary wear and tear excepted), and Hercules will (and will cause its subsidiaries to) use commercially reasonable efforts to preserve the goodwill of such business and the relationships with the employees, customers and suppliers of such business and (iii) such business to undertake capital expenditures in accordance with the 2000 budget as set forth on the Disclosure Schedule.

                           (b) Except as set forth in this Agreement or on the Disclosure Schedule, neither Hercules nor any of its subsidiaries will take any of the following actions during the Pre-Closing Period without the prior written consent of Buyer:

                                    (i) Sell, transfer or otherwise dispose of
                  any assets of the Hercules Food Gums Entities which constitute part of the Hercules Food Gums Business, other than inventory sales in the ordinary course of business, except for sales, transfers or disposals which in aggregate do not exceed $250,000 and sales, transfers or disposals from one Hercules Food Gums Entity to another Hercules Food Gums Entity;

                                    (ii) Enter into, amend or terminate any
                  contract or commitment involving the Hercules Food Gums Entities or the assets thereof that (A) requires payments by or to any of the Hercules Food Gums Entities of $250,000 in the aggregate, (B) otherwise satisfies the definition of Material Contract set forth in Section 3.17 hereof, (C) constitutes an Employee Benefit Plan (except as otherwise contemplated by this Agreement) or (D) is in the form of an insurance policy (other than transportation insurance policies for the shipment of goods);

                                    (iii) Authorize for issuance, issue,
                  deliver, sell, pledge or otherwise encumber any shares of capital stock of any Hercules Food Gum Entity, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) or designate any class or series of capital stock from its authorized but undesignated preferred stock;

                                    (iv) Mortgage, pledge or subject to Liens
                  any assets of the Hercules Food Gums Entities, except by incurring Permitted Liens or Permitted Exceptions;

                                    (v) Purchase or commit to purchase any
                  capital asset relating to the Food Gums Entities for a price exceeding $250,000;

                                    (vi) With respect to the Hercules Food Gums
                  Entities, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended tax return, enter into any closing agreement relating to any tax, settle any material tax claim or assessment, surrender any right to claim a tax refund, or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, in each case unless required by law;

                                    (vii) Change any of its accounting policies
                  or practices with respect to the Hercules Food Gums Entities, unless required by the SEC or Danish law;

                                    (viii) Amend, modify or terminate any
                  existing material IP License, execute any new material IP License, sell, license or otherwise dispose of, in whole or in part, any material Company IP, and/or subject any material Company IP to any Lien (except Permitted Liens);

                                    (ix) Transfer to any Hercules Food Gums
                  Entity any liabilities (excluding in all cases, transfers of liabilities from one Hercules Food Gums Entity to another Hercules Food Gums Entity);

                                    (x) Institute or commence any Proceeding
                  involving a claim for damages in excess of $250,000 (other than Proceedings in the ordinary course relating to the collection of accounts receivable);

                                    (xi) Liquidate any entity;

                                    (xii) Enter into any Affiliate Transaction
                  with respect to the Hercules Food Gums Business other than ordinary course transactions (a list of which shall be provided to Buyer at Closing); and

                                    (xiii) Engage in any practice, take any
                  action, or enter into any transaction described in Section 3.7 above.

         Section 5.2 Access. During the Pre-Closing Period and consistent with any existing confidentiality or non-disclosure agreement, Hercules and its subsidiaries will with respect to the Hercules Food Gums Entities (i) provide Buyer and its designees (officers, counsel, accountants and other authorized representatives) with such information as Buyer may from time to time reasonably request and (ii) provide Buyer and its designees access, during regular business hours and upon reasonable notice, to the property, books, records, offices, personnel, counsel and accountants of Hercules and its subsidiaries as such relate to the Hercules Food Gums Entities as Buyer may from time to time reasonably request; provided that Buyer shall not be permitted without the prior written consent of Hercules, to conduct invasive sampling of environmental media at any of the properties of Hercules and its subsidiaries (including the Hercules Food Gums Entities).

         Section 5.3 Preparation of Supporting Documents. In addition to such actions as the parties may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby and by the Transition Services Agreements, the parties will take such action, furnish such information, prepare or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time, before, at or after the Closing, with respect to compliance with obligations of Buyer or Seller in connection with the transactions contemplated hereby or by the Transition Services Agreements.

         Section 5.4 Litigation Support. In the event and for so long as any party actively is contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to Closing relating to or involving the Hercules Food Gums Entities, the other parties will reasonably cooperate with such contest or defense and make reasonably available its personnel, records and information applicable to such matters as may be necessary in connection with prudent handling of such contest or defense, at the contesting or defending party's expense (unless otherwise entitled to indemnification therefor pursuant to this Agreement).

         Section 5.5 Approvals of Third Parties; Satisfaction of Conditions to Closing. Subject to the terms of this Agreement, Hercules, its subsidiaries and Buyer will use their reasonable, good faith efforts to cause the Closing to occur, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including all consents required by Sections 7.3 and 8.3. Hercules, and its subsidiaries will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article 8. Buyer will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article 7; provided that nothing in this Section 5.5 or any other provision of this Agreement shall require Buyer to agree to hold separate or divest or otherwise dispose of any material assets of Buyer or its Affiliates or the Hercules Food Gums Entities.

         Section 5.6 Antitrust Notification. Buyer and Hercules shall each file or cause to be filed with appropriate governmental authorities any notifications required to be filed under applicable laws and regulations, including any antitrust or similar law or regulation in any applicable jurisdiction outside the United States, with respect to the transactions contemplated hereby, and Issuer (on behalf of Buyer) and Hercules shall bear the costs and expenses of their respective filings. Buyer and Hercules shall use their respective reasonable best efforts to make such filings as promptly as practicable following the date hereof. Buyer and Hercules shall respond to any requests for additional information made by either of such agencies and to cause the waiting periods under applicable laws and regulations, including the HSR Act and any other similar law or regulation in any applicable jurisdiction outside the United States, to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust or competition laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer and Hercules shall consult with the other prior to any meetings, by telephone or in person, with the staff of the applicable governmental authorities, and each of Buyer and Hercules shall have the right to have a representative present at any such meeting.

         Section 5.7 Post-Closing Access. The parties acknowledge that Hercules and Buyer may need tax, financial or other data after the Closing Date with respect to the Hercules Food Gums Entities covering several fiscal periods during which the Hercules Food Gums Entities were owned by the other party in order to facilitate the preparation of tax returns or in connection with any audit, investigation, litigation, amended return, claim for refund or any proceeding in connection therewith or to comply with the rules and regulations of the Internal Revenue Service, the SEC or any other governmental organization or agency. Each party will render reasonable cooperation and will afford reasonable access during normal business hours to all books, records, data and personnel concerning use and ownership of the Hercules Food Gums Entities and the operation and conduct of the business of the Hercules Food Gums Entities with respect to periods during which the Hercules Food Gums Entities were owned by the other party to the other party and its auditors, accountants, counsel or other authorized representatives for such purpose; provided, however, that such access does not unreasonably interfere with the normal operations of the business of the party providing access. The party requesting access shall cause said representatives to abide by the rules and regulations regarding safety, security and operations of the party providing access.

         Section 5.8 Taxes.

                           (a) Other than as provided in Section 5.8(b) and (c), Hercules and Hercules Newco shall be liable for, and shall jointly and severally indemnify and hold Buyer, the Buyer Protected Parties (including, after the Closing, the Hercules Food Gums Entities) harmless from and against (i) any Tax liability of any Hercules Food Gums Entity attributable to or arising on or prior to the Closing Date including, without limitation, any and all Tax liability arising out of, resulting from or caused by the Pre-Closing Restructuring or the Decapitalization, and (ii) all Taxes arising out of or caused by the settlement of intercompany accounts pursuant to Section 5.9 hereof.

                           (b) The first $350,000 of liability for sales, transfer, use, gross receipt or other similar Taxes arising out of the transactions contemplated by this Agreement shall be borne 36% by Hercules and Hercules Newco and 64% by Issuer, and all liability for such sales, transfer, use, gross receipt or other similar Taxes in excess of $350,000 shall be borne by Hercules and Hercules Newco. Responsibility for collecting and paying such Taxes shall be as required under applicable law. Each party shall promptly notify the other party of any claim or demand for any such Tax. Buyer shall have the right to elect, within twenty (20) days after receipt of such notification, to control the defense, compromise or settlement of any asserted claim or demand. If Buyer elects to control the defense, compromise of settlement of any asserted claim or demand, Buyer shall keep Hercules and Hercules Newco informed of the progress and disposition of such claim or demand. Hercules and Hercules Newco are free to defend, compromise, settle or pay any such claim or demand in the absence of Buyer's timely election to control such defense, compromise or settlement activities.

                           (c) (i) Real property, personal property and ad valorem Taxes or other similar Taxes assessed upon the assets of any Hercules Food Gums Entity, Real Property or Leases shall be prorated as of the Closing Date between the parties based upon their respective periods of ownership, or tenancy, as the case may be, during the Tax year 1999-2000. Such taxes for such tax year are referred to herein as "Property Taxes." Hercules and Lehman Newco shall identify the estimated amount of Property

         Taxes five (5) days prior to the Closing (the "Estimated Property Taxes"). The loan from Issuer to Hercules at closing referred to in
         Section 5.14(b) and set forth in greater detail on Annex B shall be reduced by Hercules' and Hercules Newco's pro rata share of the Estimated Property Taxes (the "Hercules Estimated Pro Rata Share"). Hercules and Hercules Newco shall be liable for and shall indemnify and hold Buyer and the Buyer Protected Parties (including, after the Closing, the Hercules Food Gums Entities) harmless from and against Hercules' and Hercules Newco's pro rata share of Property Taxes in excess of the Hercules Estimated Pro Rata Share.

                                    (ii) Responsibility for timely payment of
         such Property Taxes shall be as prescribed by applicable law. Issuer shall reimburse Hercules and Hercules Newco for any amount by which Hercules Estimated Pro Rata Share exceeds the amount of Hercules' and Hercules Newco's pro rata share of Property Taxes actually paid. Any benefits derived from a contest concerning the amount of such Taxes properly due shall be prorated between the parties based upon their respective periods of ownership, or tenancy, as the case may be, of the Hercules Food Gums Entities during such Tax period, with Hercules' and Hercules Newco's portion being from the beginning of any such period up to the Closing Date. Any expenses associated with such a contest shall be similarly prorated without regard to the success or failure of the contest.

                           (d) Any Tax refunds that are received by Issuer or its subsidiaries, and any amounts credited against Tax to which Issuer or its subsidiaries become entitled, that relate to Tax for which responsibility is allocated to Hercules Newco under this Agreement shall be for the account of Hercules and Hercules Newco. Issuer shall pay over to Hercules and Hercules Newco any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto.

         SECTION 5.9 INTERCOMPANY ACCOUNTS. Except as set forth on the Disclosure Schedule, Hercules will cause all intercompany (or inter-division) obligations, including accounts payable, receivable or advances between the Hercules Food Gums Entities, on the one hand, and Hercules or its Affiliates (or any combination thereof), other than Hercules Food Gums Entities, on the other hand, to be satisfied and/or canceled prior to the Closing Date. It is expected that certain reconciling matters will come to the Parties' attention post-Closing. It is the intent of the parties to use best efforts to clear these items on a timely basis, but not later than one hundred and twenty days after the Closing. It is agreed that none of the Hercules Food Gums Entities will be burdened with expenses, income or cash impact as a result of the post-Closing clearance of such intercompany transactions. Adjustments required positively or negatively will be agreed to by the parties, and such adjustments will be included and will to the extent practicable (if known prior to the completion of the Decapitalization) adjust the Issuer decapitalization value accordingly. A true and correct detailed description of the obligations so canceled and the manner thereof shall be provided to Buyer not later than 5 business days prior to the Closing.

         SECTION 5.10 TRANSITION SERVICES AGREEMENTS. Hercules and Buyer agree to negotiate in good faith the respective terms and conditions of Transition Services and Facilities License Agreements (the "Transition Services Agreements") whereby Hercules, directly or indirectly through its subsidiaries, will provide to Issuer such services as selected by Issuer from among the services Hercules or its subsidiaries currently provided to one or more of the Hercules Food Gums Entities, which services (which will include information technology services if elected by Issuer) shall be provided at the fully absorbed cost (including cash and non-cash costs) of the provider of such service, without a profit element, and which services shall be provided for a term or terms which shall be set forth in the Transition Services Agreements; provided, that Issuer shall have the opportunity to receive such services for up to six months after the Closing Date.

         SECTION 5.11 CERTAIN INDEBTEDNESS. Except as set forth on Section 5.9 of the Disclosure Schedule, Hercules shall and shall cause its relevant subsidiaries to take all necessary actions to repay or otherwise extinguish all Indebtedness of the Hercules Food Gums Entities prior to the Closing.

         SECTION 5.12 FINANCING COOPERATION. Hercules agrees to provide reasonable cooperation, and to cause its and its subsidiaries' officers and employees and representatives to provide reasonable cooperation in connection with the arrangement of the financing to be consummated at the Closing in respect of the transactions contemplated by this Agreement, including, without limitation, participation in meetings, due diligence sessions and road shows, and drafting sessions for the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents; provided that nothing herein will require Hercules or any of its Affiliates to execute any document prior to the Closing. Without limitation of the foregoing, in order to facilitate the financing, Hercules shall, upon the request of Buyer, obtain letter of credit support in an amount sufficient to satisfy all trade payables of the Hercules Food Gums Entities as of the Closing Date, such letters of credit to be in effect for so long as is necessary to satisfy claims of the holders of such trade payables in connection with the Decapitalization.

         SECTION 5.13 CEBU CAPITAL DEFICIENCY. In order to remedy the capital deficiency at Cebu so that Cebu will be in compliance with local regulations and will be able to benefit from the existing tax holiday the Issuer has acquired a Cebu note denominated in pesos in the amount of PHP 672,346,450 million from an affiliate of Hercules that is not a Hercules Food Gums Entity, and following the Closing the Issuer will convert the debt represented by such note into equity.

         SECTION 5.14 PRE-CLOSING RESTRUCTURING.

                           (a) Hercules has completed or will complete, prior to the Closing, each of the following (collectively, the "Pre-Closing Restructuring"): (i) the merger of Hercules Copenhagen ApS with and into the Issuer; (ii) the necessary corporate and shareholder authorizations (other than the adoption of a shareholder resolution approving the final distribution of the note referred to in clause
         (iii) below, notification of (and required filings with) the Danish Commerce and Companies Agency relating to such resolution, and the amendment of the Issuer's Articles of Association and share register in order to reflect the Decapitalization referred to below) of the reduction of the nominal share capital of the Issuer by DKK 45,700,000 to be effected by distributing the DKK

         696,080,000 note referred to in clause (iii) below and a note of up to DKK 3,526,000,000 corresponding to a loan received by Hercules from the Issuer at Closing, as to which notification was published in the public Gazette on May 27, 2000 in accordance with Section 47 of the Act on Private Limited Companies (the "Decapitalization"); and (iii) the transfer to Hercules Newco of all of the issued and outstanding capital stock of each of Hercules SA, Hercules AB and OY Hercofin AB in exchange for DKK 385,000,000 cash and a DKK 696,080,000 aggregate principal amount note of Hercules Newco. The intention of the parties is that the investment of Lehman Newco in the Issuer herein contemplated, including the Pre-Closing Restructuring and the Decapitalization, shall be on a basis consistent with Annex A hereto.

                           (b) As described in Section 5.14(a) and the Disclosure Schedule, pursuant to a loan facility entered into between Hercules and Issuer on May 17, 2000, Issuer will loan and Hercules will borrow at Closing, the Closing Date Loan Amount. The Closing Date Loan Amount will be calculated in accordance with Annex B.

                           (c) Subject in all cases to the requirements of applicable laws, Buyer agrees to use reasonable best efforts to cause the Issuer and Issuer's board of directors to adopt resolutions approving and effecting the distribution of the notes issued pursuant to the loan facility referenced in Section 5.14(b) and to file the registration of the Decapitalization with the Danish Commerce and Companies Agency, as soon as practicable after Closing.

         SECTION 5.15 ELECTION. Issuer shall have filed and shall not have revoked an election to be treated as a partnership or a disregarded entity for United States federal income tax purposes.

         SECTION 5.16 ACTIONS OF HERCULES SUBSIDIARIES. Prior to Closing, Hercules shall take or cause its applicable subsidiaries to take any actions necessary for the due and valid authorization of the transactions contemplated by this Agreement and the Transition Services Agreements by all necessary corporate action on the part of such subsidiaries.

                      ARTICLE 6 - COVENANTS AS TO EMPLOYEES

         SECTION 6.1 EMPLOYEE BENEFIT PLANS.

                  (a) General. Except as expressly provided in this Article VI, and except with respect to Employee Benefit Plans maintained by the Hercules Food Gums Entities for the benefit of current and former employees of the Hercules Food Gums Entities, Buyer will not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any Employee Benefit Plans or other arrangements, commitments or policies currently provided by Hercules, the Issuer, or by any member of their Controlled Groups to any former or current employee or director thereof or any Employee prior to the Transfer Date (as hereinafter defined).

                  (b) Service Credit. Issuer shall provide each Transferred Employee (to the extent permitted by applicable laws) with credit for all service with Seller and its Affiliates for which credit was given by Seller and its Affiliates under its Employee Benefit Plans prior to the applicable Transfer Date under each employee benefit plan, program or arrangement (including any vacation policy) of Buyer in which such employees become eligible to participate for all purposes (other than for purposes of benefit accrual or entitlement to the commencement of benefits, in both cases under any defined benefit pension plans); provided, however, that in no event shall the Transferred Employees be entitled to any credit for service to the extent that it would result in a duplication of benefits with respect to the same period of service. For purposes of this Agreement, "Transferred Employees" shall mean (i) all current employees of the Hercules Food Gums Entities employed thereby immediately prior to the Closing Date, (ii) all persons employed by Hercules as of the Closing Date who become employed by Issuer (or its successor) or any other member of the Hercules Food Gums Entities after the Closing Date, as contemplated in Section 6.1 of the Disclosure Schedule and (iii) all persons employed by Hercules (or any of its affiliates) as of the Closing Date who become employees leased to the Issuer (or any of its affiliates) after the Closing Date. For purposes of this Article 6, "Transfer Date" shall mean, with respect to any Transferred Employee described in clause (i) of the preceding sentence, the Closing Date, and (ii) with respect to any Transferred Employee described in clause (ii) of the preceding sentence, the date on which such Employee commences employment with Issuer (or its successor) or any other member of the Hercules Food Gums Entities.

                  (c) HGG Pension Plan Unfunded Liabilities. With respect to the unfunded benefit obligations of the Pomosin GmbH Retirement Plan (the "HGG Plan"), Hercules shall make payments to Buyer, in twenty equal quarterly installments of DM 1,155,488 each, in cash (for a total cash payment equal to DM 23,109,760 (such amount, the "Pension Transfer Amount")). The Pension Transfer Amount has been calculated based on the formula: (x) the Projected Benefit Obligation (as hereinafter defined) with respect to the Transferred Employees who participate in the HGG Plan and any other participants (and their beneficiaries) in the HGG Plan (other than employees who have retired from service with HGG and their dependents, who are, as of the Closing Date, receiving payment of benefits from the HGG Plan (the "Retired Employees")), plus
(y) the pension benefit obligation payable to the Retired Employees, (such sum, the "Principal Amount"), adjusted using a 6.0% interest rate compounded annually over the period during which the twenty installments are to be made (such period, the "Five-Year Term"). For purposes of this Agreement, the "Pension Benefit Obligation" means the pension benefit obligation calculated as of September 30, 2000 by increasing the pension benefit obligation at January 1, 2000 (based on calculations set forth in the Pomosin GmbH Net Periodic Pension Cost report) by the product of (x) 9/12, and (y) the excess of the projected benefit obligation at December 31, 2000 over the pension benefit obligation at January 1, 2000 (all as set forth in the Cost report, provided in Section 6.1(c) of the Disclosure Schedule).

                  Notwithstanding anything in this Section 6.1(c) to the contrary, the Pension Transfer Amount shall be paid in full, in a lump sum amount, upon the earliest to occur of (A) the initial public offering of shares of HGG or Issuer; (B) the sale of substantially all of the assets or business of HGG or Issuer; or (C) the amount of the periodic payments (as set forth in Clause 6.1(c)(ii), above) are, when paid, insufficient to cover the payment of the then-current pension liabilities due and payable under the HGG Plan; provided, however, that in the event of the foregoing, the Pension Transfer Amount shall be reduced by that portion of the Pension Transfer Amount representing the 6.0% interest rate imposed on the Principal Amount that would have otherwise been payable over the remainder of the Five-Year Term.

                  (d) Treatment of Hercules Food Gums Entities Employee Benefit Plans. Subject to the other provisions of this Article 6, Section 6.1(d) of the Disclosure Schedule generally sets forth the treatment of the Employee Benefit Plans following the Transfer Date with respect to the Transferred Employees (other than employees who may enter into employment agreements which provide for other employee benefit arrangements), to the extent permitted by applicable law; provided, however, that notwithstanding anything set forth in Section 6.1(d) of the Disclosure Schedule, in the event that Buyer determines that certain Employee Benefit Plans maintained in certain jurisdictions require that Hercules (or its designee) continues to provide third-party administrator services to such Benefit Plans for a certain period of time after the Closing Date, Hercules (or its designee) shall provide such services pursuant to the Transition Services Agreement provided for in Section 5.10 of this Agreement; and provided, further, that for purposes of Section 6.1(d) of the Disclosure Schedule, "Hercules third-party administrator up to six (6) months after the Closing Date" shall mean that Hercules (or its designee) shall also provide such services for a period up to six (6) months after the Closing Date, pursuant to the Transition Services Agreement provided for in Section 5.10 of this Agreement.

         SECTION 6.2 ACCESS TO EMPLOYEE INFORMATION. After the Closing Date, the parties hereto will cooperate with each other in the administration of any applicable employee benefit plans and programs. To the extent permitted by law, at the Closing or within a reasonable time after the Closing, Hercules will provide to Buyer the necessary employee data, including personnel and benefit information, maintained with respect to the Employees by Hercules, its subsidiaries or by its independent contractors, such as insurance companies and actuaries. In addition, prior to the Closing Date, Hercules shall provide to Buyer any information necessary to enable Buyer to procure benefit plan coverage for the Employees, to be effective as of the Closing Date.

         SECTION 6.3 WORKERS' COMPENSATION CLAIMS. Hercules will be responsible for any workers' compensation claims by any Employee for injuries to the extent incurred prior to the Closing Date. Buyer will, or will cause the Issuer to, be responsible for any workers' compensation claims for injuries to the extent incurred by any Employee on or after the Closing Date.

         SECTION 6.4 GENERAL EMPLOYEE PROVISIONS. Each of Hercules, Issuer, Sellers and Buyer will give or cause to be given notices and take whatever other actions with respect to the plans, programs and policies described in this
Article VI as may be required by applicable law to carry out the arrangements described in this Article VI.

         SECTION 6.5 NO THIRD-PARTY RIGHTS. No provision of this Agreement will create any third party beneficiary rights to any person, including any Employee or any dependent of an Employee, in respect of continued employment or resumed employment, and no provision of this

Agreement will create any third party beneficiary rights in any person, including any Employee or any dependent of any Employee, in respect of any employee benefit plan or arrangement or any other arrangement which may be maintained from time to time by the Buyer.

         SECTION 6.6 ASSUMPTION OF LABOR AGREEMENTS. Effective as of the Closing Date, Buyer shall assume all labor contracts, works council agreements, employment agreements and collective bargaining agreements set forth on Section
3.16 of the Disclosure Schedule to the extent permitted by applicable law of any foreign jurisdiction, and shall honor all terms and obligations provided for therein.

                 ARTICLE 7 - CONDITIONS TO HERCULES' OBLIGATIONS

         Each of the obligations of Hercules and its subsidiaries party hereto to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by Hercules) at or prior to the Closing Date of each of the following conditions:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Each of the representations and warranties of Buyer contained in this Agreement (i) that are qualified by reference to material adverse effect or similar materiality qualifiers must be true on and as of the date of the Closing with the same force and effect as though made on and as of such date and (ii) that are not so qualified must be true in all material respects as of the Closing with the same force and effect as though made on and as of such date (except, in each of cases (i) and (ii) that representations and warranties that speak as of a specific date or time need only be true as of such date or time); and Buyer shall have delivered to Hercules a certificate dated the date of the Closing and signed by its duly authorized officer to all such effects.

         SECTION 7.2 LITIGATION. There shall be pending no suit, investigation, action or other proceeding by, and there shall be in effect no injunction, decree or order of, any court or governmental agency which restrains, prohibits or renders unlawful the consummation of the transactions contemplated hereby.

         SECTION 7.3 REQUIRED GOVERNMENTAL APPROVALS. All necessary governmental authorizations, consents, and approvals shall have been obtained and shall be in full force and effect (the "Approvals"). All necessary applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods under the HSR Act, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         SECTION 7.4 BUYER COVENANTS. The covenants and agreements of Buyer contained herein the Agreement to be performed at or prior to Closing shall have been performed in all material respects and Buyer shall have delivered to Hercules a certificate dated the date of the Closing and signed by its duly authorized officer to such effect.

         SECTION 7.5 MONSANTO TRANSACTION. The purchase of the capital stock of Kelco Company and the other assets of the biogums business of Monsanto Company ("Monsanto") shall have been completed pursuant to the terms of the Asset Purchase Agreement (the "Monsanto Asset Purchase Agreement"), dated as of February 22, 2000, by and among Monsanto, Hercules 2000, LLC, Hercules and Lehman Merchant Banking Partners II L.P. (without waiver of any condition set forth in Article 8 thereof), with the Issuer and one or more wholly owned subsidiaries as the "Buyer" thereunder.

         SECTION 7.6 MANAGEMENT ARRANGEMENTS. Contractual arrangements between the Chief Executive Officer/General Manager of the Issuer and the Issuer shall have been completed on terms substantially the same as those in the draft agreement dated May 19, 2000 provided to Hercules prior to the execution hereof.

         SECTION 7.7 LEGAL OPINIONS. Hercules shall have received the opinions of Simpson Thacher & Bartlett and Gorrissen Federspiel Kierkegaard reasonably satisfactory to it.

         SECTION 7.8 TRANSITION SERVICES AGREEMENTS. The Company shall have executed and delivered the Transition Services Agreements to Hercules.

                  ARTICLE 8 - CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by Buyer) at or prior to the Closing Date of each of the following conditions.

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Each of the representations and warranties of Hercules contained in this Agreement
(i) that are qualified by reference to material adverse effect or similar materiality qualifiers must be true on and as of the date of the Closing with the same force and effect as though made on and as of such date and (ii) that are not so qualified must be true in all material respects as of the Closing with the same force and effect as though made on and as of such date (except, in each of cases (i) and (ii) that representations and warranties that speak as of a specific date or time need only be true as of such date or time); and Hercules shall have delivered to Buyer a certificate dated the date of the Closing and signed by its duly authorized officer to all such effect.

         SECTION 8.2 LITIGATION. There shall be pending no suit, investigation, action or other proceeding by, and there shall be in effect no injunction, decree or order of, any court or governmental agency which restrains, prohibits or renders unlawful the consummation of the transactions contemplated hereby.

         SECTION 8.3 REQUIRED GOVERNMENTAL APPROVALS. All Approvals shall have been obtained and shall be in full force and effect. All necessary applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods under the HSR Act, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         SECTION 8.4 TRANSITION SERVICES AGREEMENTS. Hercules shall have executed and delivered to Issuer each of the Transition Services Agreements.

         SECTION 8.5 NO MATERIAL ADVERSE EFFECT. There shall not have occurred any events, changes, effects or developments which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 8.6 SELLER COVENANTS. The covenants and agreements of Hercules and its subsidiaries party hereto contained herein to be performed at or prior to Closing shall have been performed in all material respects and Hercules shall have delivered to Buyer a certificate dated the date of the Closing and signed by its duly authorized officer to such effect.

         SECTION 8.7 MONSANTO TRANSACTION. The purchase of the capital stock of Kelco Company and the other assets of the biogums business of Monsanto shall have been completed pursuant to the terms of the Monsanto Asset Purchase Agreement (without waiver of any condition set forth in Article 8 thereof), with the Issuer and one or more wholly owned subsidiaries as the "Buyer" thereunder.

         SECTION 8.8 MANAGEMENT ARRANGEMENTS. Contractual arrangements between the Chief Executive Officer/General Manager of the Issuer and the Issuer shall have been completed on terms substantially the same as those in the draft dated May 19, 2000.

         SECTION 8.9 PRE-CLOSING RESTRUCTURING. The Pre-Closing Restructuring shall have been completed to the satisfaction of Buyer in accordance with
Section 5.14.

         SECTION 8.10 LEGAL OPINIONS. Buyer shall have received the opinions of Ballard Spahr Andrews and Ingersoll, LLP, Israel J. Floyd, General Counsel of Hercules and Kromann Reumert reasonably satisfactory to it.

         SECTION 8.11 ELECTION. Issuer shall have filed an election to be treated as a partnership or a disregarded entity for United States federal income tax purposes.

                               ARTICLE 9 - CLOSING

         SECTION 9.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as may be mutually agreeable, on the third business day following the satisfaction or waiver of the conditions set forth in Articles 7 and 8, respectively, or such other date as the parties may agree to in writing (the "Closing Date"). At the Closing, the parties hereto will duly execute and deliver all documents and instruments required to be delivered, and Buyer will make all payments required to be paid by Buyer at the Closing, in each case as provided in this Agreement.

         SECTION 9.2 TERMINATION PRIOR TO CLOSING. Notwithstanding the foregoing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                           (a) Upon the mutual written consent of Buyer and Hercules;

                           (b) By Buyer or Hercules, by giving written notice to the other party if the Closing shall not have occurred on or before November 15, 2000, by reason of the failure of any condition precedent under Article 7 or 8 hereof, as appropriate (unless the failure results primarily from the terminating party itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (c) By Buyer or Hercules, by giving written notice to the other party in the event that any permanent injunction or action by any governmental entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

         A party may not terminate if it is, at the time it seeks termination, in breach of any of its representations, warranties, covenants or other provisions of, or agreements contained in, this Agreement and such breach would entitle the other party to terminate this Agreement.

         SECTION 9.3 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to Section 9.2 will terminate all obligations of the parties hereunder, except for the obligations under Section 5.2 [Access], Article 10 [Indemnification], and Sections 11.1 [Expenses], 11.7 [Brokerage] and 11.9 [Public Announcements]; provided, however, that termination pursuant to such
Section 9.2 will not relieve a defaulting or breaching party from any liability to the other party hereto.

                          ARTICLE 10 - INDEMNIFICATION

         SECTION 10.1 HERCULES INDEMNIFICATION.

                           (a) Except as otherwise provided in this Article 10 (other than Section 10.2), Hercules will indemnify and reimburse Buyer and its Affiliates (and, with respect to clause (viii) below, each employee benefit plan or arrangement maintained or contributed to by Buyer or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA)), for any and all claims, losses, taxes, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys' and accountants' fees, court costs and settlement costs) (individually, a "Loss", collectively, "Losses") incurred by Buyer and its Affiliates (including, following the Closing, the Hercules Food Gums Entities) and their successors or assigns, and their respective directors, officers, employees and agents (the "Buyer Protected Parties"), as a result of, with respect to, arising out of, or which constitute (i) any breach or inaccuracy of any representation or warranty of Hercules set forth in this Agreement; (ii) any breach of or noncompliance by Hercules or its Subsidiaries with any covenant of Hercules and its subsidiaries contained in this Agreement;
         (iii) any pending Proceeding as of the Closing Date against or involving any of the Hercules Food Gums Entities; (iv) any liabilities or obligations of Hercules and its Affiliates (other than the Hercules Food Gums Entities) and any entity previously owned by Hercules (other than Hercules Food Gums Entities) or any Hercules Food Gums Entity; (v) all liabilities for Taxes of any Hercules Food Gums Entity (including Taxes due or payable as a result of the Pre-Closing Restructuring) due with respect to periods or portions thereof ending on or prior to Closing, as provided in Section 5.8; (vi) environmental matters relating to periods prior to the Closing; (vii) the conduct of the Issuer's business (or any activity for which the Issuer may be liable) on or prior to the Closing at any location other than any of the Real Property (except to the extent of any losses for which a reserve or liability has been established in the balance sheet included in the Audited 1999 Financials) (the "Audited 1999 Financials" means the audited balance sheet of the Issuer as of December 31, 1999 and the related audited statements (each in accordance with US GAAP) of income and cash flows of the Issuer for the fiscal year ended December 31,
         1999); (viii) any action by Sellers, Hercules, the Hercules Food Gums Entities, or any of their Affiliates, their respective directors, officers, employees, agents, shareholders, the administrators or fiduciaries of any Employee Benefit Plan or any of their successors (collectively, but excluding the Hercules Food Gum Entities and their respective subsidiaries, directors, officers, employees, agents and shareholders, the "Benefit Plan Group"), to fail to pay benefits under, to fail to manage or administer properly, or otherwise cause any liability (including, without limitation, any liabilities or potential liabilities set forth in Schedule 10.1(a)) to be incurred with respect to, any Employee Benefit Plan, in any case occurring prior to the Closing, and, any action taken by any member of the Benefit Plan Group to fail to pay benefits accrued as of the Closing Date under, to fail to manage or administer properly, or otherwise cause any liability to be incurred, with respect to any Employee Benefit Plan maintained by any member of the Benefit Plan Group under which any Transferred Employees accrued benefits through the Closing Date; (ix) any Proceeding which directly or indirectly questions the validity of the Pre-Closing Restructuring or the Decapitalization (including the shareholder loans (and any cancellation thereof) in connection therewith), whether before or after the Closing, against or involving any Buyer Protected Party); (x) any product liability for any product shipped prior to the Closing; (xi) liabilities or obligations of CCUK relating to periods prior to the Closing (including liabilities and obligations under any contract, agreement, arrangement or undertaking entered into or made prior to the Closing, whether performance thereunder is required prior to or following the Closing); and (xii) any liabilities or obligations arising out of any violation of competition or similar laws or filing requirements relating to any acquisitions made by the Hercules Food Gums Entities prior to the Closing Date.

                           (b) Hercules shall not have any liability under
         Section 10.1(a)(i) (except in the case of a breach of the representations and warranties contained in Sections 3.1-3.5, 3.14, 3.18, 3.19, 3.21, 3.22 and 3.24) unless the aggregate of all Losses relating thereto for which Hercules would, but for this Section 10.1(b), be liable exceeds on a cumulative basis an amount equal to $1,000,000, and then only to the extent of any such excess.

                           (c) Hercules shall not have any liability under
         Section 10.1(a)(i) (except in the case of a breach of the representations and warranties contained in Sections 3.1-3.5, 3.14, 3.18, 3.19, 3.21, 3.22 and 3.24) for any individual item where the Loss relating to such item is less than $50,000 and such items shall not be aggregated for purposes of Section 10.1(b) (provided, however, that in the event of a series of claims based on the same or a related set of facts, events or circumstances, such series of claims shall be treated as a single claim and the aggregate total of Losses resulting from such series of claims shall be used to determine whether the individual amount is exceeded).

                           (d) Hercules' aggregate liability under Section 10.1(a)(i) (except in the case of a breach of the representations and warranties contained in Sections 3.1-3.5, 3.14, 3.18, 3.19, 3.21, 3.22 and 3.24) shall in no event exceed $300,000,000.

                           (e) Hercules shall be liable for, and shall indemnify and hold Buyer and the Buyer Protected Parties, the Issuer and each of its subsidiaries, harmless from and against (i) any liability for Tax of any person other than a Hercules Food Gums Entity that was a member of a consolidated or combined group that included any of the Hercules Food Gums Entities under Treasury Regulation 1.1502-6 or as a result of any joint taxation of the Issuer Affiliated Group under Danish tax laws (or any other similar provision of state, local or other foreign law)),
         (ii) any liability for tax of any person, other than a Hercules Food Gum Entity, as a transferee, successor, or under a tax sharing agreement by contract or otherwise, in each case if resulting from a pre-Closing agreement by or transaction involving a Hercules Food Gum Entity, (iii) any payments, other than payments to a Hercules Food Gum Entity, required to be made after the Closing under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written) to which a Hercules Food Gum Entity was obligated or a party prior to the Closing, and (iv) any and all liability for taxes arising out of, resulting from or caused by the Pre-Closing Restructuring.

         SECTION 10.2 BUYER INDEMNIFICATION. Except as otherwise provided in this Article 10, Hercules and Hercules Newco shall be indemnified and reimbursed by Buyer in the case of clauses (i) and (ii) and, following the Closing, by Issuer, in the case of clauses (iii) and (iv), for any and all Losses incurred by Hercules, Hercules Newco and their respective Affiliates and their respective successors or assigns, and their respective directors, officers, employees and agents (the "Seller Protected Parties") as a result of, with respect to, or which constitute, (i) any breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement; (ii) any breach of or noncompliance by Buyer with any covenant or agreement of Buyer contained in this Agreement to be performed after the Closing; (iii) except as to matters for which Buyer and its Affiliates are indemnified (whether or not such indemnity is unavailable by reason of a dollar "cap" or "basket" or time limitation) under Section 10.1(a), the conduct of the Issuer's business following the Closing, including with respect to environmental matters relating to periods following the Closing and product liability for any product shipped following the Closing; or (iv) any and all Losses incurred by Hercules and its Affiliates resulting from any act or omission in connection with the performance of their duties for Issuer by any persons employed by Hercules (or any of its Affiliates) who become leased to the Issuer (or any of its Affiliates) after the Closing Date; provided, however, that Buyer shall not have any liability under Section 10.2(i) unless the aggregate of all Losses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $1,000,000, and then only to the extent of any such excess; provided further, that Buyer shall not have any liability under Section 10.2(i) for any individual item where the Loss relating to such item is less than $50,000 and such items shall not be aggregated for purposes of the first proviso to this Section 10.2 (provided, however, that in the event of a series of claims based on the same or a related set of facts, events or circumstances, such series of claims shall be treated as a single claim and the aggregate total of Losses resulting from such series of claims shall be used to determine whether the individual amount is exceeded); and provided further that Buyer's aggregate liability under Section 10.2(i) shall in no event exceed $120,000,000.

         SECTION 10.3 INDEMNITY CLAIMS.

                           (a) Survival. The representations, warranties, covenants and agreements contained herein will not be extinguished by the Closing but will survive the Closing, subject to the limitations set forth in subsection (b) below with respect to the time periods within which claims for indemnity must be asserted.

                           (b) Time to Assert Claims. All claims for indemnification under Sections 10.1(a)(i) and 10.2(i) of this Article 10 must be asserted no later than two years following the Closing Date; provided, however, (i) with respect to Losses arising out of breaches of the representations and warranties contained in Section 3.18, claims for indemnification may be asserted no later then five (5) years after the Closing Date, (ii) with respect to Losses arising out of breaches of the representations and warranties contained in Section 3.19, claims for indemnification may be asserted no later than thirty days after the last day on which any Tax may be validly assessed by any proper taxing authority against Seller and (iii) with respect to any Losses arising out of breaches of the representations and warranties contained in Sections 3.1-3.5, 3.14, 3.21, 3.22 and 3.24, claims for indemnification may be asserted until the expiration of the applicable statute of limitations.

         SECTION 10.4 NOTICE OF CLAIM. The Buyer Protected Parties or Seller Protected Parties, as the case may be, will notify the party against whom indemnification under this Agreement is sought (the "Indemnifying Party"), in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Buyer Protected Parties or Seller Protected Parties, as the case may be, will provide to the Indemnifying Party, as promptly as practicable thereafter, such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Buyer Protected Parties or Seller Protected Parties, as the case may be.

         SECTION 10.5 LOSSES NET OF INSURANCE. The amount of any and all Losses under this Article 10 shall be determined net of any amounts recovered by the Buyer Protected Parties or the Seller Protected Parties, as the case may be (the "Protected Party"), under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses, which amount recovered shall be offset by the costs of obtaining such recovery. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. Any indemnity payment or adjustment under this Agreement with respect to Limeira, Cebu or CCUK shall be treated as an adjustment to the price paid for the stock of Limeira, Cebu or CCUK and a corresponding adjustment to the Issuer Stock Subscription Price for tax purposes. Any indemnity payment or adjustment under this Agreement with respect to Issuer shall be treated as an adjustment to Hercules Newco's deemed sale and contribution of Issuer's assets to the Issuer as a partnership for tax purposes.

         SECTION 10.6 PROCEDURES RELATING TO INDEMNIFICATION.

                           (a) In order for a Protected Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any unaffiliated person, firm, governmental authority or entity against the indemnified party (a "Third Party Claim"), such Protected Party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Protected Party of notice of the Third Party Claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Protected Party shall promptly deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Protected Party relating to the Third Party Claim.

                           (b) If a Third Party Claim is made against a Protected Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Protected Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Protected Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Protected Party for legal expenses subsequently incurred by the Protected Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Protected Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Protected Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Protected Party (which consent shall not be unreasonably withheld or delayed). The Protected Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Protected Party and the Indemnifying Party shall not have taken control of such suit within 30 days after notification thereof as provided in paragraph (a) in this
         Section 10.6 of this Agreement, the Protected Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in paragraph (a) in this Section 10.6. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Protected Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Protected Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         SECTION 10.7 EXCLUSIVE REMEDY; RELEASE.

                           (a) The indemnification provided pursuant to this
         Article 10 and elsewhere herein shall be the sole and exclusive remedy hereto for any Losses as a result of, with respect to breaches of representations and warranties contained in this Agreement.

                           (b) Without limiting the generality of this Section 10.7, Buyer understands and agrees that the rights accorded under this
         Article 10 are the sole and exclusive remedy of Buyer against Hercules or its Affiliates with respect to any matters relating to Environmental Laws. Buyer hereby waives any right to seek contribution or other recovery from Hercules or its Affiliates under such Environmental Laws, and Buyer hereby releases Hercules and its Affiliates from any claims, demands or causes of action (other than in cases of fraud or willful misconduct) that Buyer has or may have in the future against Hercules or its Affiliates under Environmental Laws.

                           ARTICLE 11 - MISCELLANEOUS

         SECTION 11.1 [INTENTIONALLY OMITTED].

         SECTION 11.2 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits) and all other agreements to be signed or delivered at Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto; provided, however, that this provision is not intended to abrogate the Transition Services Agreements.

         SECTION 11.3 WAIVERS. No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

         SECTION 11.4 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither Seller nor Buyer may transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer may at any time transfer its rights hereunder to (a) any subsidiary or other Affiliate over which such assigning party has voting control so long as such assigning party remains liable for all of its obligations hereunder, and so long as such assigning party gives the other party prior written notice of such assignment, or (b) a purchaser of all or substantially all of its stock or assets.

         SECTION 11.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         SECTION 11.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto must be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, or be transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier, in each case with postage or fees prepaid,

         If to Issuer:              Hercules Copenhagen ApS
                                    Ved Banen 16
                                    4623 Lille Skensved
                                    Denmark
                                    Attn:  Harry Tucci
                                    Telephone No.:  (302) 594-6111
                                    Facsimile No.:  (302) 594-6322

         If to Hercules, Newco,
         WSP or HHBV:               Hercules Incorporated
                                    1313 North Market Street
                                    Wilmington, DE  19894-0001
                                    Attn:  General Counsel
                                    Telephone:  (302) 594-5128
                                    Facsimile:  (302) 594-7252

         If to Buyer:               Lehman FG Newco, Inc.
                                    3 World Financial Center
                                    New York, New York  10285
                                    Attn:  Steven Berkenfeld
                                    Facsimile:  (212) 526-3738

         with a copy to:            Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Attn:  William E. Curbow
                                    Facsimile:  (212) 455-2502

or to such other address as may be specified from time to time in a notice given by such party. Any notice which is delivered personally in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         SECTION 11.7 BROKERAGE. With the exception of Hercules' retention of Deutsche Bank Securities Inc. (whose fees shall be paid by Hercules) and Buyer's retention of Lehman Brothers Inc. on behalf of Buyer and Issuer (whose fees shall be paid by the Buyer, except that if the Closing occurs, such fees shall be paid by Issuer), Hercules and Buyer do hereby expressly warrant and represent, each to the other, that no broker, agent, or finder has rendered services in connection with the transactions contemplated under this Agreement. Hercules hereby indemnifies and agrees to hold harmless Buyer from and against any and all Losses arising or resulting, or sustained or incurred by Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Hercules in connection with the transaction contemplated by this Agreement. Buyer hereby indemnifies and agrees to hold harmless Hercules from and against any and all Losses arising or resulting, or sustained or incurred by Hercules, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Buyer in connection with the transaction contemplated under this Agreement.

         SECTION 11.8 GOVERNING LAW; JURISDICTION.

                           (a) The validity, interpretation and performance of this Agreement and any dispute connected with this Agreement will be governed by and determined in accordance with the statutory, regulatory and decisional law of the State of Delaware (exclusive of such state's choice or conflicts of laws rules) and, to the extent applicable, the federal statutory, regulatory and decisional law of the United States (except for the U.N. Convention on Contracts for the International Sale of Goods, April 10, 1980, U.N. Doc. A/Conf. 97/18, 19 I.L.M. 668, 671
         (1980) reprinted in Public Notice, 52 Fed. Reg. 662-80 (1987), which is hereby specifically disclaimed and excluded).

                           (b) Any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof, must be brought or entered in the United States District Court for the District of Delaware, and each such party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. If such court does not have jurisdiction over the subject matter of such proceeding or, if such jurisdiction is not available, then such action or proceeding against any party hereto shall be brought or entered in the Court of Chancery of the State of Delaware, County of New Castle, and each party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto hereby irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent each party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party hereto hereby irrevocably waives such immunity with respect to its obligations under this subsection. The parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter of this Agreement lies in the United States District Court for Delaware, or the Court of Chancery of the State of Delaware, County of New Castle, as hereinabove provided. Each party hereto hereby irrevocably appoints The Corporation Trust Company, having an address at 1209 Orange Street, Wilmington, Delaware 19801 as its agent to receive on behalf of each such party and its respective properties, services of copies of any summons and complaint and any other pleadings or process of any summons and complaint and any other pleadings or process which may be served in any such action or proceedings. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf.

         SECTION 11.9 PUBLIC ANNOUNCEMENTS. No public announcement may be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of Hercules and Buyer, provided however, that a party may make such disclosure if advised by counsel that it is required to do so by applicable law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. Hercules and Buyer shall discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

         SECTION 11.10 NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement, any Seller Protected Party and any Buyer Protected Party, there exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         SECTION 11.11 "AFFILIATE." As used in this Agreement, "Affiliate" of a person or entity shall mean: (i) any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity, (ii) any officer, director, partner, employee, or direct or indirect beneficial owner of 10% or greater of the equity or voting interests of such person or entity, or (iii) any other person or entity for which a person or entity described in clause (ii) acts in such capacity.

         SECTION 11.12 "KNOWLEDGE." As used in this Agreement, the phrase "to Hercules' Knowledge," "Known to Hercules" and phrases of like kind or import shall mean both (i) the actual knowledge and (ii) the imputed knowledge of any matter that should be known by such individual by virtue of his or her job responsibilities of those officers of Hercules and its subsidiaries listed as "Knowledge Officers" on the Disclosure Schedule, as of the date of this Agreement or the date as of which a particular representation or warranty is given based on such Knowledge.

         SECTION 11.13 INTERPRETATION. Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. References to Articles, Sections and other subdivisions of this Agreement are to the Articles, Sections and other subdivisions of this Agreement as originally executed. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement; the term "heretofore" means before the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement. References herein to "include", "includes" or "including" shall mean without limitation.

         SECTION 11.14 DISCLOSURE SCHEDULE.

                  (a) The term "Disclosure Schedule" means the schedules, including all attachments to all schedules, attached hereto and, together with all exhibits hereto, part hereof. The Disclosure Schedule will be arranged in paragraphs corresponding to the applicable lettered and numbered sections and subsections of this Agreement.

                  (b) Matters listed once on the Disclosure Schedule shall be deemed disclosed with reference to all sections, subparts and subdivisions of the Disclosure Schedule and all Sections of Article 3 of this Agreement, to the extent the subject matter of any item is applicable and reference to such subject matter is made.

                  (c) Any capitalized and undefined term used in the Disclosure Schedule shall have the same meaning assigned to such term herein.

                  (d) Unless expressly labeled within the Disclosure Schedule as being "material", the description or listing of a matter, event or thing within the Disclosure Schedule (whether in response for a description or listing of material items or otherwise) shall not be deemed an admission or acknowledgment that such matter, event or thing is "material" for purposes of determining termination or indemnification based on materiality.

                  (e) Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                  (f) Sellers may update the Disclosure Schedule following the date hereof in order to include information in the Disclosure Schedule with respect to matters that arise after the date hereof (a "Schedule Update"); provided; that such Schedule Updates shall not be taken into account for purposes of determining whether the condition set forth in Section 8.1 is satisfied.

                                    * * * * *

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in the United States of America as of the date first above written.


                             HERCULES COPENHAGEN ApS


                             By: /s/ Israel J. Floyd
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------



                             HERCULES INVESTMENT ApS


                             By: /s/ Israel J. Floyd
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------



                             HERCULES INCORPORATED


                             By: /s/ Israel J. Floyd
                                -----------------------------------------
                             Name: Israel J. Floyd
                                  ---------------------------------------
                             Title: Executive Vice President
                                   --------------------------------------



                             LEHMAN FG NEWCO, INC.


                             By: /s/ Alan H. Washkowitz
                                -----------------------------------------
                             Name: Alan H. Washkowitz
                                  ---------------------------------------
                             Title: Chairman, Chief Executive Officer
                                   --------------------------------------
                                    and President

                             WSP, INC.


                             By:  /s/ Israel J. Floyd
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------



                             HERCULES HOLDING BV/BVBA


                             By: /s/ Israel J. Floyd
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------